Exhibit 2.1

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In re	:	Chapter 11
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Premier International Holdings Inc., et al.,	:	Case No. 09-12019 (CSS)
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Debtors.	:	(Jointly Administered)
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DEBTORS’ MODIFIED FOURTH AMENDED JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Six Flags, Inc. and its affiliated debtors(1) propose the following chapter 11 plan pursuant to section 1121(a) of the Bankruptcy Code:

ARTICLE I
DEFINITIONS AND INTERPRETATION

A.            Definitions.

As used in the Plan, the following terms shall have the respective meanings specified below and be equally applicable to the singular and plural of terms defined:

1.1           2010 Notes means those certain 8.875% unsecured notes due 2010 and issued by SFI under the 2010 Notes Indenture.

1.2           2010 Notes Indenture means that certain indenture, dated February 11, 2002 between SFI and The Bank of New York, pursuant to which the 2010 Notes were issued, as amended from time to time.

1.3           2013 Notes means those certain 9.75% unsecured notes due 2013 and issued by SFI under the 2013 Notes Indenture.

1.4           2013 Notes Indenture means that certain indenture, dated April 16, 2003, between SFI and The Bank of New York, pursuant to which the 2013 Notes were issued, as amended from time to time.

1.5           2014 Notes means those certain 9.625% unsecured notes due 2014 and issued by SFI under the 2014 Notes Indenture.

1.6           2014 Notes Indenture means that certain indenture, dated December 5, 2003, between SFI and The Bank of New York, pursuant to which the 2014 Notes were issued, as amended from time to time.

(1)           All of the Debtors are identified in Section 1.47 of this Plan.

1.7           2015 Notes means those certain 4.5% convertible unsecured notes due 2015 and issued by SFI under the 2015 Notes Indenture.

1.8           2015 Notes Indenture means, together, that certain indenture, dated June 30, 1999, and that certain second supplemental indenture, dated November 19, 2004, between SFI and The Bank of New York, pursuant to which the 2015 Notes were issued, each as amended from time to time.

1.9           2016 Notes means those certain 12.25% unsecured notes due 2016 and issued by SFO under the 2016 Notes Indenture.

1.10         2016 Notes Indenture means that certain indenture, dated June 16, 2008, between SFO, as issuer, SFI, as guarantor, and HSBC Bank USA, N.A., as trustee, pursuant to which the 2016 Notes were issued, as amended from time to time.

1.11         Accredited Investor means an ‘accredited investor’ as defined in Rule 501(a) of Regulation D under the Securities Act.

1.12         Acquisition Parties means SFOG Acquisition A, Inc., SFOG Acquisition B, L.L.C., SFOT Acquisition I, Inc., and SFOT Acquisition II, Inc.

1.13         Additional Equity Amount means an amount equal to $50 million.

1.14         Additional Equity Purchase means the purchase of Additional Equity Amount of New Common Stock by the Additional Equity Purchasers pursuant to Section 5.2(a) of the Plan at the same price per share as the Offering.

1.15         Additional Equity Purchasers means Stark Investments, Altai Capital Management, H Partners Management LLC, Bay Harbour Management LC, and Pentwater Capital Management LP or their Affiliates in accordance with the Backstop Commitment Agreement.

1.16         Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Reorganization Cases Allowed under sections 330, 503(b), 507(a)(2) and 507(b) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtors’ estates, (b) any actual and necessary costs and expenses of operating the Debtors’ businesses, (c) any indebtedness or obligations incurred or assumed by the Debtors in Possession during the Reorganization Cases, (d) Claims, pursuant to section 503(b)(9) of the Bankruptcy Code, for the value of goods received by the Debtors in the 20 days immediately prior to the Petition Date and sold to the Debtors in the ordinary course of the Debtors’ businesses, (e) any compensation for professional services rendered and reimbursement of expenses incurred, and (f) all reasonable and customary fees and expenses of the Indenture Trustee (including, without limitation, all reasonable fees and expenses of legal counsel), as provided in the Unsecured Notes Indentures, without the need for application to or approval of the Bankruptcy Court.  Any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code are excluded from the definition of Administrative Expense Claim and shall be paid in accordance with Section 14.7 of this Plan.

1.17         Affiliate has the meaning set forth in section 101(2) of the Bankruptcy Code.

1.18         Allowed means, with reference to any Claim against the Debtors, (a) any Claim that has been listed by the Debtors in the Schedules (as such Schedules may be amended by the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), from time to time in accordance with Bankruptcy Rule 1009) as liquidated in amount and not Disputed or contingent, and for which no contrary proof of Claim has been filed, (b) any timely filed proof of Claim as to which no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, or as to which an objection has been interposed and such Claim has been allowed in whole or in part by a Final Order, (c) any Claim expressly allowed by a Final Order or under the Plan, (d) any Claim that is compromised, settled or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or the authority granted the Reorganized Debtors under Section 7.5 of this Plan; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered Allowed Claims.  Unless otherwise specified in the Plan or by order of the Bankruptcy Court, (i) Allowed Administrative Expense Claim or Allowed Claim shall not, for any purpose under the Plan, include interest on such Claim from and after the Petition Date, and (ii) Allowed Claim shall not include any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code.  For purposes of determining the amount of an Allowed Claim or an Allowed Administrative Expense Claim, there shall be deducted therefrom an amount equal to the amount of any claim which the Debtors may hold against the holder thereof, to the extent such claim may be set off pursuant to applicable bankruptcy and nonbankruptcy law.

1.19         Amended Existing TW Loan means that certain loan made by TW to the Acquisition Parties in the original principal amount of $52,507,000, which is evidenced by a promissory note dated as of May 15, 2009 (approximately $30.5 million principal amount of which was outstanding as of December 31, 2009), to enable the Acquisition Parties to fund 2009 ‘put’ obligations in respect of the Partnership Parks.

1.20         Amendment to TW Guarantee Agreement means Amendment No. 1 to Guarantee Agreement, the form of which shall be substantially in the form of the Draft Amendment to TW Guarantee Agreement, to be executed and delivered by each of Reorganized SFI, Reorganized SFO and Reorganized SFTP on the Effective Date.  Notwithstanding the foregoing, any material changes to the Draft Amendment to TW Guarantee Agreement shall be subject to the approval of Time Warner and the Majority Backstop Purchasers.

1.21         Amendment to TW Promissory Note means Amendment No. 1 to Promissory Note, the form of which shall be substantially in the form of the Draft Amendment to TW Promissory Note.  Notwithstanding the foregoing, any material changes to the Draft Amendment to TW Promissory Note shall be subject to the approval of Time Warner and the Majority Backstop Purchasers.

1.22         Approval Order means that order, in form and substance satisfactory to the Debtors and the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, authorizing and approving the Backstop Commitment Agreement.

1.23         Backstop Commitment Agreement means that certain commitment agreement executed by and between the Debtors and each of the Backstop Purchasers in connection with the Offering and the Other Offerings, which shall be included in a Plan Supplement.

1.24         Backstop Purchasers means those certain Persons signatory to the Backstop Commitment Agreement, each of which has agreed to backstop the Offering on the terms and subject to the conditions set forth in the Backstop Commitment Agreement.

1.25         Ballot means the form distributed to each holder of an Impaired Claim or Preconfirmation Equity Interest that is entitled to vote to accept or reject the Plan on which is to be indicated an acceptance or rejection of the Plan.

1.26         Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Cases.

1.27         Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware or any other court of the United States having jurisdiction over the Reorganization Cases.

1.28         Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time.

1.29         Benefit Plans means all employee benefit plans, policies and programs sponsored by any of the Debtors, including, without limitation, all incentive and bonus arrangements, medical and health insurance, life insurance, dental insurance, disability benefits and coverage, leave of absence, savings plans, retirement pension plans and retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code).

1.30         Business Day means any day other than a Saturday, Sunday, or a ‘legal holiday’ set forth in Bankruptcy Rule 9006(a).

1.31         Cash means legal tender of the United States of America.

1.32         Causes of Action means all actions, causes of action, Claims, liabilities, obligations, rights, suits, debts, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims, whether disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, and whether arising in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Reorganization Cases, including through the Effective Date.

1.33         Claim means a claim, as defined in section 101(5) of the Bankruptcy Code, against a Debtor.

1.34         Class means a category of holders of Claims or Preconfirmation Equity Interests set forth in Article IV of this Plan.

1.35         Collateral means any property or interest in property of the estates of the Debtors subject to a Lien, charge or other encumbrance to secure the payment or performance of a Claim, which Lien, charge or other encumbrance is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

1.36         Company means SFI and all of its Debtor and non-Debtor subsidiaries.

1.37         Confirmation Date means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

1.38         Confirmation Hearing means the hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.39         Confirmation Order means the order of the Bankruptcy Court confirming the Plan, in form and substance (i) reasonably satisfactory to the Debtors and the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, and (ii) satisfactory to Time Warner (to the extent set forth in the New TW Loan Documents).

1.40         Contingent Claim means any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event, which event has not yet occurred, happened or been triggered as of the date on which such Claim is sought to be estimated or an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.

1.41         Continuing Guarantee Agreements means collectively, the Texas Guarantee Agreement and the Georgia Guarantee Agreement.

1.42         Conversion Agreement means the agreement of the Conversion Purchasers to effect the Conversion Purchase.

1.43         Conversion Amount means $19.5 million; provided, however, that such amount will be increased to $69.5 million upon the entry of an SFO Note Interest Order, if any, by the Bankruptcy Court.

1.44         Conversion Purchase means the assignment to SFI of that portion of the 2016 Notes held by the Conversion Purchasers for New Common Stock equal to the Conversion Amount pursuant to Section 5.2(a) of the Plan at the same price per share as the Offering pursuant to the Conversion Agreement.

1.45         Conversion Purchasers means H Partners Management LLC and Bay Harbour Management LC and certain of their Affiliates.

1.46         Creditors’ Committee means the committee of unsecured creditors appointed in the Reorganization Cases pursuant to section 1102(a) of the Bankruptcy Code.

1.47         Debtors means each of Six Flags, Inc., Astroworld GP LLC, Astroworld LP, Astroworld LP LLC, Fiesta Texas, Inc., Funtime, Inc., Funtime Parks, Inc., Great America LLC, Great Escape Holding Inc., Great Escape Rides L.P., Great Escape Theme Park L.P., Hurricane Harbor GP LLC, Hurricane Harbor LP, Hurricane Harbor LP LLC, KKI, LLC, Magic Mountain LLC, Park Management Corp., PP Data Services Inc., Premier International Holdings Inc., Premier Parks of Colorado Inc., Premier Parks Holdings Inc., Premier Waterworld Sacramento Inc., Riverside Park Enterprises, Inc., SF HWP Management LLC, SFJ Management Inc., SFRCC Corp., Six Flags America LP, Six Flags America Property Corporation, Six Flags Great Adventure LLC, Six Flags Great Escape L.P., Six Flags Operations Inc., Six Flags Services, Inc., Six Flags Services of Illinois, Inc., Six Flags St. Louis LLC, Six Flags Theme Parks Inc., South Street Holdings LLC, and Stuart Amusement Company.

1.48         Debtors in Possession means the Debtors in their capacity as debtors in possession in the Reorganization Cases under sections 1107(a) and 1108 of the Bankruptcy Code.

1.49         Delayed Draw Equity Purchase means the purchase of $25.0 million of New Common Stock by the Delayed Draw Equity Purchasers pursuant to Section 5.2 of the Plan at the same price per share as the Offering in accordance with the Backstop Commitment Agreement.

1.50         Delayed Draw Equity Purchasers means Pentwater Capital Management LP or its Affiliates.

1.51         Direct Equity Purchase means the purchase of $100.0 million of New Common Stock by the Direct Equity Purchasers pursuant to Section 5.2 of the Plan for the Direct Equity Purchase Discount Price in accordance with the Backstop Commitment Agreement.

1.52         Direct Equity Purchasers means the Backstop Purchasers.

1.53         Direct Equity Purchase Discount Price means an amount of Cash equal to $75.0 million.

1.54         Disbursing Agent means Reorganized SFI or any other entity in its capacity as a disbursing agent under Sections 6.5 and 6.7 of this Plan.

1.55         Disclosure Statement means that certain disclosure statement relating to the Plan, including, without limitation, all exhibits and Schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.56         Disclosure Statement Order means the order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Debtors and the Majority Backstop Purchasers, approving, among other things, the Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan.

1.57         Disputed means, with reference to any Claim or portion thereof, any Claim against any Debtor which such Debtor, subject to the reasonable consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), believes is unliquidated, disputed or contingent, and which has not become Allowed in accordance with the Plan.

1.58         Distribution Date means the earliest of the following dates that occurs after any Claim is Allowed: (a) the Effective Date, or as soon thereafter as is practicable, (b) a Subsequent Distribution Date, or (c) a Final Distribution Date.

1.59         Distribution Pro Rata Share means, with respect to any distribution of New Common Stock to the holders of Allowed SFI Unsecured Claims as provided in Section 4.14(b) of this Plan, the ratio (expressed as a percentage) that the Allowed amount of such Allowed SFI Unsecured Claim bears to the aggregate amount of all Allowed SFI Unsecured Claims, as applicable, on each Distribution Date following such Claim’s allowance, which ratio shall be calculated as if no prior distributions had been made on account of such Claim.

1.60         Distribution Record Date means April 7, 2010.

1.61         Draft Amendment to TW Guarantee Agreement means the draft Amendment No. 1 to Guarantee Agreement among SFI, SFO, SFTP and TW, filed with the Court on February 11, 2010.

1.62         Draft Amendment to TW Promissory Note means the draft Amendment No. 1 to Promissory Note among the Acquisition Parties and TW, filed with the Court on February 11, 2010.

1.63         Draft Credit Agreement means the draft Credit Agreement among SFI, SFO, SFTP, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, filed with the Court on February 11, 2010.

1.64         Draft Guarantee and Collateral Agreement means the draft Guarantee and Collateral Agreement among the Debtors and JPMorgan Chase Bank, N.A., as Administrative Agent, in form and substance reasonably satisfactory to the Majority Backstop Purchasers, filed with the Court on February 11, 2010.

1.65         Draft New TW Loan Documents means (a) the Multiple Draw Term Credit Agreement among the Acquisition Parties and TW, and (b) the Guarantee Agreement among the Debtors and TW, in each case as filed with the Bankruptcy Court on February 11, 2010.

1.66         DTC means the Depository Trust Company.

1.67         Effective Date means a Business Day selected by the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), on or after the Confirmation Date, on which (a) no stay of the Confirmation Order is in effect and (b) the conditions precedent to the effectiveness of the Plan specified in Section 11.1 of this Plan shall have been satisfied or waived as provided in Section 11.2 of this Plan.

1.68         Eligible Holder means a holder of an Allowed SFI Note Claim who is an Accredited Investor as of the Offering Record Date.

1.69         Employment Agreements means those certain employment agreements entered into between Six Flags and each of Mark Shapiro, Jeffrey R. Speed, Louis Koskovolis, Mark Quenzel, Andrew M. Schleimer, Michael Antinoro and James Coughlin, each dated as of April 1, 2009.

1.70         Escrow Agreement means that certain Escrow Agreement, dated as of March 18, 2010, as may be amended from time to time, by and among the parties listed on Schedule I thereto and Wilmington Trust FSB, as escrow agent, which is attached hereto as Exhibit A.

1.71         Exculpated Parties means (i) the Debtors, (ii) the Prepetition Agent, (iii) the Prepetition Lenders, (iv) the Backstop Purchasers, (v) the Additional Equity Purchasers, (vi) the Conversion Purchasers, (vii) the Delayed Draw Equity Purchasers, (viii) the Direct Equity Purchasers, (ix) the SFI Noteholders Committee, (x) each Indenture Trustee, (xi) the Exit Facility Lenders, (xii) Time Warner, (xiii) the Creditors’ Committee and each present or former members of the Creditors’ Committee (but solely in their respective capacities as such) and (xiv) for each of (i) through (xiii), their respective directors, officers, partners, members, representatives, employees, attorneys, financial advisors and other professional advisors.

1.72         Executory Contracts means the various contracts and agreements to which the Debtors are a party.

1.73         Exit Facility Lenders means, collectively, the agents, arrangers and lenders under or with respect to the Exit Facility.

1.74         Exit Facility Loans means, collectively, the Exit Term Loans and Exit Revolving Loans.

1.75         Exit Facility Loan Documents means the documents governing the Exit Facility Loans.

1.76         Exit Loan Documents means the Exit Facility Loan Documents, Draft Amendment to TW Guarantee Agreement, Draft Amendment to TW Promissory Note and Draft New TW Loan Documents.

1.77         Exit Revolving Loans means the revolving loan facility up to $120.0 million to be obtained by the Debtors on the Effective Date and in connection with the Debtors’ emergence from chapter 11, on terms and conditions substantially the same as those set forth in the Draft Credit Agreement.  Notwithstanding the foregoing, any material changes to the Exit Revolving Loans from those set forth in the Draft Credit Agreement shall be subject to the approval of Time Warner and the Majority Backstop Purchasers.

1.78         Exit Term Loans means the terms loans to be funded on the Effective Date to implement the Plan comprising, together, the first lien term loan facility up to $770.0 million on terms and conditions substantially the same as those set forth in the Draft Credit Agreement and the $250.0 million second lien debt facility on terms and conditions substantially the same as those set forth in the Draft Credit Agreement or that relate to the pricing, maturity or financial covenant levels to be included in the documentation evidencing the second lien debt facility.  Notwithstanding the foregoing, any material changes to the Exit Term Loans from those set forth in the Draft Credit Agreement shall be subject to the approval of Time Warner and the Majority Backstop Purchasers.

1.79         Final Distribution Date means a date after (a) the deadline for the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), or the Reorganized Debtors to interpose objections to Claims has passed, (b) all such objections have been resolved by signed agreement with the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), or Reorganized Debtors and/or Final Order, as may be applicable, and (c) all Claims that are Contingent Claims or Unliquidated Claims have been estimated but, in any event, the Final Distribution Date shall be no later than thirty days thereafter, or such later date as the Bankruptcy Court may establish, upon request by the Reorganized Debtors, for cause shown.

1.80         Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court and has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or, (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, (i) such order or judgment shall have been affirmed by the highest court to which such order was appealed, certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order and (ii) the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules, may be filed relating to such order shall not prevent such order from being a Final Order.

1.81         Funtime, Inc. Unsecured Claim means any Unsecured Claim or Claim of a governmental unit of the kind entitled to priority in payment as specified in section 502(i) and 507(a)(8) of the Bankruptcy Code against Funtime, Inc.

1.82         Georgia Guarantee Agreement means that certain General Continuing Guarantee, dated as of March 18, 1997, by SFTP and SFO, as successor to Six Flags Entertainment Corporation, in favor of Six Flags Fund, Ltd. SFG-I, LLC, and Six Flags Over Georgia, LLC.

1.83         Impaired Claim means ‘impaired’ within the meaning of section 1124 of the Bankruptcy Code.

1.84         Indenture Trustee means the applicable indenture trustee for the 2010 Notes Indenture, the 2013 Notes Indenture, the 2014 Notes Indenture, the 2015 Notes Indenture, and the 2016 Notes Indenture.

1.85         Indenture Trustee Fees and Expenses means any and all reasonable fees, expenses, disbursements and advances of each Indenture Trustee (and its counsel, with respect to the 2010 Notes Indenture, the 2013 Notes Indenture, the 2014 Notes Indenture and the 2015 Notes Indenture, Latham & Watkins LLP, and with respect to the 2016 Notes Indenture, Akin Gump Strauss Hauer & Feld LLP, Thompson Hine LLP and Drinker, Biddle & Reath LLP), in their respective capacities as Indenture Trustee, that are provided for under the respective Unsecured Notes Indentures (including, without limitation, in connection with service on the Creditors’ Committee and in connection with distributions under the Plan), which are incurred at any time prior to or after the Effective Date.

1.86         Insurance Policy means any policy of insurance under which any of the Debtors could have asserted or did assert, or may in the future assert, a right to coverage for any Claim, together with any other contracts which pertain or relate to such policy (including, by way of example and not limitation, any insurance settlement agreements or coverage-in-place agreements).

1.87         Insured Claim means that portion of any Claim arising from an incident or occurrence that occurred prior to the Effective Date: (i) as to which any Insurer is obligated pursuant to the terms, conditions, limitations, and exclusions of its Insurance Policy, to pay any cost, expense, judgment, settlement, or contractual obligation with respect to the Debtors, or (ii) that any Insurer otherwise agrees to pay as part of a settlement or compromise of a claim made under the applicable Insurance Policy.

1.88         Insurer means any company or other entity that issued, or is responsible for, an Insurance Policy.

1.89         Intercompany Claim means any Claim against any Debtor or Non-Debtor Subsidiary held by another Debtor or Non-Debtor Subsidiary.

1.90         LIBOR means, with respect to an interest rate, the London Inter-Bank Offered Rate.

1.91         Lien means any charge against or interest in property to secure payment of a debt or performance of an obligation.

1.92         Local Bankruptcy Rules means the Local Bankruptcy Rules for the District of Delaware, as amended from time to time.

1.93         Long-Term Incentive Plan means, the incentive plan for management, selected employees and directors of Reorganized SFI, which shall be included in a Plan Supplement.

1.94         Majority Backstop Purchasers means the Backstop Purchasers that collectively hold two thirds (2/3) of the aggregate backstop commitment as shall be set forth in the Backstop Commitment Agreement.

1.95         Make-Whole Claims means any Claim under the 2016 Notes for prepayment premiums, make-whole amounts, no-call damages or other similar Claims arising from the payment and/or treatment of the 2016 Notes under the Plan.

1.96         New Common Stock means the shares of common stock of Reorganized SFI authorized to be issued pursuant to Section 5.2 of this Plan.

1.97         New TW Loan means the $150,000,000 unsecured multi-draw term loan facility to be obtained by the Acquisition Parties and guaranteed by the Debtors on the Effective Date in connection with the Debtors’ emergence from chapter 11, on terms and conditions substantially the same as those set forth in the Draft New TW Loan Documents.  Notwithstanding the foregoing, any material changes to the New TW Loan from those set forth in the Draft New TW Loan Documents shall be subject to the approval of the Majority Backstop Purchasers.

1.98         New TW Loan Documents means the documents governing the New TW Loan to be agreed to with the Acquisition Parties, the Debtors and the New TW Lender; it being acknowledged and agreed that the Majority Backstop Purchasers shall have the right to approve any term or provision in the New TW Loan Documents that constitutes a material change to any term or condition set forth in the Draft New TW Loan Documents.

1.99         NewCo shall have the meaning set forth in Section 5.2.

1.100       Non-Debtor Subsidiary means any direct or indirect subsidiary of SFI that is not a Debtor.

1.101       Offering means the offering of New Common Stock, consistent with the terms of the Backstop Commitment Agreement, for the Offering Amount, which shall be made to each (i) Eligible Holder in respect of its SFI Participation Rights in its ratable share of the SFI Participation Rights Amount and (ii) of the Backstop Purchasers in the amount of the difference between the SFI Participation Rights Amount and the amount of New Common Stock actually purchased under clause (i) above.

1.102       Offering Amount means $505.5 million.

1.103       Offering Documents means the documents governing the Offering and, as applicable, the Other Offerings.

1.104       Offering Procedures means those certain rights offering procedures to be included in a Plan Supplement.

1.105       Offering Record Date means April 7, 2010.

1.106       Other Offerings means the Direct Equity Purchase, the Additional Equity Purchase, the Delayed Draw Equity Purchase and the Conversion Purchase.

1.107       Other Priority Claim means a Claim entitled to priority in payment as specified in section 507(a)(4), (5), (6) or (7) of the Bankruptcy Code.

1.108       Other Secured Claim means any Secured Claim other than a Claim in Class 4 or Class 8.

1.109       Partnership Parks means the Six Flags Over Georgia, Six Flags White Water Atlanta and the Six Flags Over Texas theme parks.

1.110       Partnership Parks Claim means any Claim that is an SFTP Partnership Parks Claim, SFO Partnership Parks Claim or an SFI Partnership Parks Claim.

1.111       Person means an individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture, government or agency or political subdivision thereof or any other form of legal entity.

1.112       Personal Injury Claim means any Claim against any of the Debtors, whether or not the subject of an existing lawsuit, arising from a personal injury or wrongful death allegation.  A Personal Injury Claim may also be an Insured Claim.

1.113       Petition Date means June 13, 2009, the date on which the Debtors commenced their Reorganization Cases.

1.114       PIERS means any preferred income equity redeemable shares issued by SFI and outstanding as of the Effective Date.

1.115       Plan means this Modified Fourth Amended Joint Plan of Reorganization, including, without limitation, the exhibits and schedules hereto, as the same may be amended, modified or supplemented from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.116       Plan Supplement means the supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan specified in Section 14.6 of this Plan.

1.117       Postconfirmation Board means the board of directors of Reorganized SFI which shall be disclosed in the Plan Supplement.

1.118       Postconfirmation Organizational Documents means the certificate of incorporation, bylaws, and other organizational documents for Reorganized SFI, the forms of which shall be in form and substance acceptable to the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, and consistent with section 1123(a)(6) of the Bankruptcy Code.  The Postconfirmation Organizational Documents shall be included in the Plan Supplement.

1.119       Preconfirmation Equity Interests means, collectively, the Preconfirmation SFI Equity Interests, the Preconfirmation SFO Equity Interests, the Preconfirmation SFTP Equity Interests, and the Preconfirmation Subsidiary Equity Interests in a Debtor, whether or not transferable, and all options, warrants or rights, contractual or otherwise (including, but not limited to, stockholders agreements, registration rights agreements, rights agreements, repurchase agreements and arrangements, or other similar instruments or documents), to acquire or relating to any such interests, all as of the Effective Date.  For the avoidance of doubt, the Preconfirmation SFI Equity Interests shall include the PIERS.

1.120       Preconfirmation SFI Equity Interests means any instrument evidencing an ownership interest in SFI, whether or not transferable, and all options, warrants or rights, contractual or otherwise (including, but not limited to, stockholders agreements, registration rights agreements, rights agreements, repurchase agreements and arrangements, or other similar instruments or documents), to acquire or relating to any such interests, all as of the Effective Date.

1.121       Preconfirmation SFO Equity Interest means any instrument evidencing an ownership interest in SFO, whether or not transferable, and all options, warrants or rights, contractual or otherwise (including, but not limited to, stockholders agreements, registration rights agreements, rights agreements, repurchase agreements and arrangements, or other similar instruments or documents), to acquire or relating to any such interests, all as of the Effective Date.

1.122       Preconfirmation SFTP Equity Interest means any instrument evidencing an ownership interest in SFTP, whether or not transferable, and all options, warrants or rights, contractual or otherwise (including, but not limited to, stockholders agreements, registration rights agreements, rights agreements, repurchase agreements and arrangements, or other similar instruments or documents), to acquire or relating to any such interests, all as of the Effective Date.

1.123       Preconfirmation Subsidiary Equity Interests means any instrument evidencing an ownership interest in a Debtor other than SFI or SFO, whether or not transferable, and all options, warrants or rights, contractual or otherwise (including, but not limited, to, stockholders agreements, registration rights agreements, rights agreements, repurchase agreements and arrangements, or other similar instruments or documents), to acquire or relating to any such interests, all as of the Effective Date.  Each Preconfirmation Subsidiary Equity Interest shall be deemed Allowed under the Plan.

1.124       Prepetition Agent means JPMorgan Chase Bank, N.A. in its capacity as administrative agent under the Prepetition Credit Agreement, or any successor administrative agent thereunder.

1.125       Prepetition Credit Agreement means that certain Second Amended and Restated Credit Agreement, dated as of May 25, 2007, among:  SFI; SFO; SFTP, as primary borrower; certain foreign subsidiaries of SFTP, as borrowers; the Prepetition Lenders; Credit Suisse, Cayman Islands Branch and Lehman Commercial Paper, Inc., as co-syndication agents; the Prepetition Agent; and J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and

Lehman Brothers Inc., as joint lead arrangers and joint bookrunners, and all amendments, supplements, ancillary agreements (including but not limited to any and all notes, letters of credit, pledges, collateral agreements, intercreditor agreements, swaps and hedging agreements), side letters, financing statements, and other documents related thereto.

1.126       Prepetition Credit Agreement Claim means an SFTP Prepetition Credit Agreement Claim or an SFO Prepetition Credit Agreement Claim.

1.127       Prepetition Lender means the holder of a Prepetition Credit Agreement Claim.

1.128       Prepetition Period means the time period prior to the Petition Date.

1.129       Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code, other than any such Claim against Funtime, Inc.

1.130       Pro Rata Share means the proportion that an Allowed Claim bears to the aggregate amount of all Claims in a particular class, including, without limitation, Disputed Claims that have not been disallowed by a Final Order.

1.131       Registration Rights Agreement shall have the meaning set forth in Section 5.4 of this Plan.

1.132       Reinstated or Reinstatement means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim or Preconfirmation Equity Interest entitles the holder of such Claim or Preconfirmation Equity Interest, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Preconfirmation Equity Interest to demand or receive accelerated payment of such Claim or Preconfirmation Equity Interest after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim or Preconfirmation Equity Interest as such maturity existed before such default; (iii) compensating the holder of such Claim or Preconfirmation Equity Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or applicable law; (iv) if such Claim or such Preconfirmation Equity Interest arises from any failure to perform a nonmonetary obligation, other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the holder of such Claim or such Preconfirmation Equity Interest (other than the Debtor or an insider of the Debtor) for any actual pecuniary loss incurred by such holder as a result of such failure; and (v) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Preconfirmation Equity Interest entitles the holder of such Claim or Preconfirmation Equity Interest.

1.133       Released Parties shall have the meaning set forth in Section 12.7 of this Plan.

1.134       Reorganization Cases means the jointly administered cases commenced by the Debtors under chapter 11 of the Bankruptcy Code.

1.135       Reorganized Debtors means each of the Debtors on and after the Effective Date.

1.136       Reorganized SFI means SFI, on and after the Effective Date (the name of which shall be changed, as of the Effective Date, to Six Flags Entertainment Corporation).

1.137       Reorganized SFO means SFO, on and after the Effective Date.

1.138       Reorganized SFTP means SFTP, on and after the Effective Date.

1.139       Restructuring Transactions shall have the meaning set forth in Section 5.2.

1.140       Schedules means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and unexpired leases and statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms in the Reorganization Cases, as the same may have been amended or supplemented through the Confirmation Date pursuant to Bankruptcy Rules 1007 and 1009.  For the avoidance of doubt, Schedules do not include any schedules or exhibits to this Plan or any Plan Supplement.

1.141       Secured Claim means any Claim that is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff.

1.142       Secured Tax Claim means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code (determined irrespective of any time limitations therein and including any related Secured Claim for penalties).

1.143       Securities Act means the Securities Act of 1933, as amended.

1.144       Security means any instrument that qualifies as a “security” under section 2(a)(1) of the Securities Act.

1.145       SFI means Six Flags, Inc., a Delaware corporation.

1.146       SFI Note Claim means any Claim against SFI arising under or related to the SFI Notes or the 2010 Notes Indenture, the 2013 Notes Indenture, the 2014 Notes Indenture or the 2015 Notes Indenture.

1.147       SFI Noteholder means a holder of an SFI Note.

1.148       SFI Noteholder Committee means the Ad Hoc Committee of SFI Noteholders in the Debtors’ chapter 11 cases.

1.149       SFI Noteholder Fees and Expenses means the reasonable fees and expenses of the Backstop Purchasers and the SFI Noteholder Committee and their advisors, White & Case LLP, Bayard, P.A. and Chanin Capital Partners L.L.C., incurred in connection with the Debtors’ chapter 11 cases.

1.150       SFI Notes means, collectively, the 2010 Notes, the 2013 Notes, the 2014 Notes and the 2015 Notes.

1.151       SFI Participation Rights means the right of Eligible Holders of SFI Note Claims to purchase shares of the New Common Stock pursuant to the Offering in an aggregate amount not to exceed the SFI Participation Rights Amount.

1.152       SFI Participation Rights Amount means an amount equal to $505.5 million.

1.153       SFI Partnership Parks Claim means any Claim (i) arising under the guaranty by SFI of obligations owed to Time Warner and certain of its affiliates under the Subordinated Indemnity Agreement, and (ii) arising under the guaranty by SFI and SFI’s subsidiaries of obligations owed to certain limited partners with interests in the Partnership Parks under the Continuing Guarantee Agreements.

1.154       SFI TW Guaranty Claim means any Claim arising under the guaranty by SFI of obligations owed to Time Warner and certain of its affiliates under the Amended Existing TW Loan, up to a maximum aggregate amount of $10 million when taken together with the SFO TW Guaranty Claim and SFTP TW Guaranty Claim.

1.155       SFI Unsecured Claim means any Unsecured Claim against SFI.  SFI Unsecured Claims include, without limitation, Claims arising under the 2010 Notes Indenture, 2013 Notes Indenture, 2014 Notes Indenture and 2015 Notes Indenture.

1.156       SFO means Six Flags Operations, Inc., a Delaware corporation.

1.157       SFO Cash Payment means Cash from the Offering equal to the SFO Deficiency Amount.

1.158       SFO Deficiency Amount means an amount equal to the difference between (i) the Allowed SFO Note Claims minus the Conversion Amount and (ii) the SFTP Residual Property; provided, however, that the Allowed SFO Note Claims shall not include any Make-Whole Claims.

1.159       SFO Note Claim means any Claim against SFO arising under or related to the 2016 Notes Indenture.  The SFO Note Claims are Allowed in the aggregate amount of $420,145,094.14; provided, however, that post petition interest shall be added to the Allowed SFO Unsecured Claims only if, and solely to the extent, the Bankruptcy Court enters an SFO Note Interest Order.

1.160       SFO Note Guaranty Claim means any Claim arising under the guaranty by SFI of obligations owed to holders of the 2016 Notes under the 2016 Notes Indenture.

1.161       SFO Note Interest Order means a Final Order, which may be the Confirmation Order, determining that the holders of SFO Note Claims are entitled to receive postpetition interest from SFO on account of such Claims.

1.162       SFO Noteholder Committee means the informal committee of holders of 2016 Notes in the Debtors’ chapter 11 cases.

1.163       SFO Partnership Parks Claim means Claims (i) arising under the guaranty by SFO of obligations owed to Time Warner and certain of its affiliates under the Subordinated Indemnity Agreement, and (ii) arising under the guaranty by SFO and SFO’s subsidiaries of obligations owed to certain limited partners with interests in the Partnership Parks under the Continuing Guarantee Agreements.

1.164       SFO Prepetition Credit Agreement Claim means Claims held by the Prepetition Lenders and/or the Prepetition Agent, and all other Claims against SFO arising under the Prepetition Credit Agreement.

1.165       SFO TW Guaranty Claim means Claims arising under the guaranty by SFO of obligations owed to Time Warner and certain of its affiliates under the Amended Existing TW Loan, up to a maximum aggregate amount of $10 million when taken together with the SFI TW Guaranty Claim and SFTP TW Guaranty Claim.

1.166       SFO Unsecured Claim means any Unsecured Claim against SFO.  SFO Unsecured Claims include, without limitation, SFO Note Claims.

1.167       SFTP means Six Flags Theme Parks, Inc. a Delaware corporation.

1.168       SFTP Purchase Price means an amount equal to $1,511,000,000.

1.169       SFTP and SFTP Subsidiary Unsecured Claim means Unsecured Claims against SFTP, SFTP’s subsidiaries (other than Funtime, Inc.), or PP Data Services Inc., other than an SFTP TW Guaranty Claim, an SFTP Partnership Parks Claim or a Funtime, Inc.  Unsecured Claim; provided that an Allowed Subsidiary Unsecured Claim shall not include any claim that is disallowed or released, whether by operation of law, Final Order, written agreement, the provisions of this Plan or otherwise.

1.170       SFTP Partnership Parks Claim means any Claim (i) arising under the guaranty by SFTP and SFTP’s subsidiaries of obligations owed to Time Warner and certain of its affiliates under the Subordinated Indemnity Agreement, and (ii) arising under the guaranty by SFTP and SFTP’s subsidiaries of obligations owed to certain limited partners with interests in the Partnership Parks under the Continuing Guarantee Agreements.

1.171       SFTP Prepetition Credit Agreement Claim means any Claim held by the Prepetition Lenders and/or the Prepetition Agent, and all other Claims against SFTP or SFTP’s subsidiaries arising under the Prepetition Credit Agreement.

1.172       SFTP Residual Property means the Cash held by SFTP and remaining after the satisfaction of all Allowed Claims against SFTP.

1.173       SFTP Transfer has the meaning set forth in Section 5.2.

1.174       SFTP TW Guaranty Claim means any Claim arising under the guaranty by SFTP of obligations owed to Time Warner and certain of its affiliates under the Amended Existing TW Loan, up to a maximum aggregate amount of $10 million when taken together with the SFO TW Guaranty Claim and SFI TW Guaranty Claim.

1.175       Subordinated Indemnity Agreement means that certain Subordinated Indemnity Agreement (as amended, modified or otherwise supplemented from time to time) entered into by and among SFI, Time Warner and an affiliate of Time Warner, dated as of April 1, 1998, the obligations of which are guaranteed by substantially all of SFI’s domestic subsidiaries.

1.176       Subordinated Securities Claim means any Claim arising from rescission of a purchase or sale of a Security (including any Preconfirmation Equity Interest) of the Debtors, for damages arising from the purchase or sale of such a Security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim, as set forth in section 510(b) of the Bankruptcy Code.

1.177       Subsequent Distribution Date means the twentieth day after the end of each calendar quarter after the occurrence of the Effective Date.

1.178       Tax Code means the Internal Revenue Code of 1986, as amended.

1.179       Texas Guarantee Agreement means that certain General Continuing Guarantee, dated as of January 6, 1998, by SFTP and SFO, as successor to Six Flags Entertainment Corporation, in favor of Six Flags Over Texas Fund, Ltd., Flags’ Directors, LLC, and Six Flags Fund II, Ltd.

1.180       Time Warner means Historic TW Inc. and its subsidiaries and affiliates, including TW and Time Warner, Inc.

1.181       TW means TW-SF LLC, a Delaware limited liability company.

1.182       TW Guaranty Claim means any Claim that is an SFTP TW Guaranty Claim, SFO TW Guaranty Claim or SFI TW Guaranty Claim.

1.183       Unimpaired means, with respect to a Claim or Preconfirmation Equity Interest, that such Claim or Preconfirmation Equity Interest is not Impaired as a result of being either (a) Reinstated or (b) paid in full in Cash under this Plan.

1.184       Unliquidated Claim means any Claim, the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law or otherwise, as of the date on which such Claim is asserted or sought to be estimated.

1.185       Unsecured Claim means any Claim against the Debtors other than an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Secured Tax Claim, Other Secured Claim, Prepetition Credit Agreement Claim, Subordinated Securities Claim or

Intercompany Claim, but shall not include any claim that is disallowed or released, whether by operation of law, Final Order, written agreement, the provisions of this Plan or otherwise.

1.186       Unsecured Notes means, collectively, the 2010 Notes, the 2013 Notes, the 2014 Notes, the 2015 Notes, and the 2016 Notes.

1.187       Unsecured Notes Indentures means, collectively, the 2010 Notes Indenture, the 2013 Notes Indenture, the 2014 Notes Indenture, the 2015 Notes Indenture, and the 2016 Notes Indenture.

1.188       U.S. Trustee means the United States Trustee appointed under section 581 of title 28 of the United States Code to serve in Region 3.

1.189       Voting Record Date means January 20, 2010.

B.            Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective section in, article of or schedule or exhibit, to the Plan or the Plan Supplement, as the same may be amended, waived or modified from time to time.  The words ‘herein,’ ‘hereof,’ ‘hereto,’ ‘hereunder’ and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan.  A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.  The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.  In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE II
PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
EXPENSES AND PRIORITY TAX CLAIMS

2.1           Administrative Expense Claims.

Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession shall be paid in full and performed by the Debtors in Possession or Reorganized Debtors, as the case may be, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions; provided, further, that if any such ordinary course expense is not billed or a request for payment is not made within ninety days after the Effective Date, claims for payment of such an ordinary course expense shall be barred.  The reasonable, documented and unpaid fees and expenses of the Backstop Purchasers, including attorneys’ fees, shall be Allowed Administrative Expense Claims and shall be paid without the need for further filing of a proof of Claim and without the need for further Bankruptcy Court approval.

2.2           Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the option of the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), or the Reorganized Debtors, (a) on the Effective Date, or as soon thereafter as is practicable, Cash in an amount equal to such Allowed Priority Tax Claim or, (b) commencing on the Effective Date, or as soon thereafter as is practicable, and continuing over a period not exceeding five (5) years from and after the Petition Date, equal semi-annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest for the period after the Effective Date at the rate determined under applicable non-bankruptcy law as of the calendar month in which the Plan is confirmed, subject to the option of the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), or Reorganized Debtors to prepay the entire amount of the Allowed Priority Tax Claim.  All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

2.3           Professional Compensation and Reimbursement Claims.

All entities seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under section 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is forty-five (45) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order relating to or Allowing any such Administrative Expense Claim.  The Reorganized Debtors are authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Confirmation Date in the ordinary course and without the need for Bankruptcy Court approval.

ARTICLE III
CLASSIFICATION OF CLAIMS AND
PRECONFIRMATION EQUITY INTERESTS, IMPAIRMENT AND VOTING

The following table (i) designates the classes of Claims against and Preconfirmation Equity Interests in the Debtors, (ii) specifies the classes of Claims and Preconfirmation Equity Interests that are Impaired by the Plan and therefore are deemed to reject the Plan or are entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) specifies the classes of Claims and Preconfirmation Equity Interests that are Unimpaired by the

Plan and therefore are deemed to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

Class	Designation	Impairment	Entitled to Vote

1	Other Priority Claims	Unimpaired	No (deemed to accept)
2	Secured Tax Claims	Unimpaired	No (deemed to accept)
3	Other Secured Claims	Unimpaired	No (deemed to accept)
4	SFTP Prepetition Credit Agreement Claims	Unimpaired	No (deemed to accept)
5	SFTP TW Guaranty Claims	Impaired	Yes
6	SFTP Partnership Parks Claims	Unimpaired	No (deemed to accept)
7	SFTP and SFTP Subsidiary Unsecured Claims	Unimpaired	No (deemed to accept)
8	SFO Prepetition Credit Agreement Claims	Impaired	Yes
9	SFO TW Guaranty Claims	Impaired	Yes
10	SFO Partnership Parks Claims	Unimpaired	No (deemed to accept)
11	SFO Unsecured Claims	Impaired(2)	Yes
12	SFI TW Guaranty Claims	Impaired	Yes
13	SFI Partnership Parks Claims	Unimpaired	No (deemed to accept)
14	SFI Unsecured Claims	Impaired	Yes
15	Funtime, Inc. Unsecured Claims	Impaired	No (deemed to reject)
16	Subordinated Securities Claims	Impaired	No (deemed to reject)
17	Preconfirmation Subsidiary Equity Interests	Unimpaired	No (deemed to accept)
17A	Preconfirmation SFTP Equity Interests	Unimpaired	No (deemed to accept)
18	Preconfirmation SFO Equity Interests	Unimpaired(2)	No (deemed to accept)
19	Preconfirmation SFI Equity Interests	Impaired	No (deemed to reject)

ARTICLE IV
PROVISIONS FOR TREATMENT OF CLAIMS AND
PRECONFIRMATION EQUITY INTERESTS

4.1           Other Priority Claims (Class 1).

(a)           Impairment and Voting.  Class 1 is Unimpaired by the Plan.  Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(2)  The Debtors reserve the right to re-classify the impairment status of Class 11 and/or Class 18 to the extent any applicable orders of the Bankruptcy Court cause the Debtors to believe that such claims or equity interests are or are not impaired.

(b)           Distributions.  Except to the extent that a holder of an Allowed Other Priority Claim agrees to a different treatment, each holder of an Allowed Other Priority Claim shall receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Distribution Date and the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

4.2           Secured Tax Claims (Class 2).

(a)           Impairment and Voting.  Class 2 is Unimpaired by the Plan.  Each holder of an Allowed Secured Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  Except to the extent that a holder of an Allowed Secured Tax Claim agrees to a different treatment, each holder of an Allowed Secured Tax Claim shall receive, at the option of the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), or the Reorganized Debtors, (i) on the Distribution Date, or as soon thereafter as is practicable, Cash in an amount equal to such Allowed Secured Tax Claim or, (ii) commencing on the Distribution Date, or as soon thereafter as is practicable, and continuing over a period not exceeding five (5) years from and after the Petition Date, equal semi-annual Cash payments in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest for the period after the Effective Date at the rate determined under applicable non-bankruptcy law as of the calendar month in which the Plan is confirmed, subject to the option of the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), or Reorganized Debtors to prepay the entire amount of the Allowed Secured Tax Claim.

4.3           Other Secured Claims (Class 3).

(a)           Impairment and Voting.  Class 3 is Unimpaired by the Plan.  Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  Except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, at the option of the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), or the Reorganized Debtors, (i) on the Distribution Date or as soon thereafter as is practicable, each Allowed Other Secured Claim shall be Reinstated and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Distribution Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable or (iii) each holder of an Allowed Other Secured Claim shall receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Distribution Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

4.4           SFTP Prepetition Credit Agreement Claims (Class 4).

(a)           Impairment and Voting.  Class 4 is Unimpaired by the Plan.  Each holder of an SFTP Prepetition Credit Agreement Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Distribution Date, each holder of an Allowed SFTP Prepetition Credit Agreement Claim shall be paid in full, in Cash, in complete satisfaction of such Allowed SFTP Prepetition Credit Agreement Claim.

4.5           SFTP TW Guaranty Claims (Class 5).

(a)           Impairment and Voting.  Class 5 is Impaired by the Plan.  Each holder of an SFTP TW Guaranty Claim is entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, SFTP’s guaranty of the obligations under the Amended Existing TW Loan shall be amended, affirmed and continued pursuant to the Amendment to TW Guarantee Agreement executed by Reorganized SFTP in respect of the obligations under the Amended Existing TW Loan.

4.6           SFTP Partnership Parks Claims (Class 6).

(a)           Impairment and Voting.  Class 6 is Unimpaired by the Plan.  Each holder of an SFTP Partnership Parks Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, SFTP’s guaranty of the obligations under the Subordinated Indemnity Agreement and the Continuing Guarantee Agreements shall be affirmed and continued by Reorganized SFTP.

4.7           SFTP and SFTP Subsidiary Unsecured Claims (Class 7).

(a)           Impairment and Voting.  Class 7 is Unimpaired by the Plan.  Each holder of an Allowed SFTP and SFTP Subsidiary Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  Except to the extent that a holder of an Allowed SFTP and SFTP Subsidiary Unsecured Claim agrees to a different treatment, at the option of the Majority Backstop Purchasers, or the Reorganized Debtors, in consultation with the Majority Backstop Purchasers, (i) each Allowed SFTP and SFTP Subsidiary Unsecured Claim shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) each holder of an Allowed SFTP and SFTP Subsidiary Unsecured Claim shall be paid in full in Cash on the Distribution Date or as soon thereafter as is practicable.

4.8           SFO Prepetition Credit Agreement Claims (Class 8).

(a)           Impairment and Voting.  Class 8 is Impaired by the Plan.  Each holder of an SFO Prepetition Credit Agreement Claim is entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, SFO’s guaranty of the obligations under the Prepetition Credit Agreement shall be discharged.  All Liens and security interests granted to secure such obligations, whether prior to or during the Reorganization Cases, shall be terminated and of no further force or effect.

4.9           SFO TW Guaranty Claims (Class 9).

(a)           Impairment and Voting.  Class 9 is Impaired by the Plan.  Each holder of an SFO TW Guaranty Claim is entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, SFO’s guaranty of the obligations under the Amended Existing TW Loan shall be amended, affirmed and continued pursuant to the Amendment to TW Guarantee Agreement executed by Reorganized SFO in respect of the obligations under the Amended Existing TW Loan.

4.10         SFO Partnership Parks Claims (Class 10).

(a)           Impairment and Voting.  Class 10 is Unimpaired by the Plan.  Each holder of an SFO Partnership Parks Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, SFO’s guaranty of the obligations under the Subordinated Indemnity Agreement and the Continuing Guarantee Agreements shall be affirmed and continued by Reorganized SFO.

4.11         SFO Unsecured Claims (Class 11).

(a)           Impairment and Voting.  Class 11 is Impaired by the Plan.(3)  Each holder of an SFO Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Distribution Date, each holder of an Allowed SFO Unsecured Claim shall receive its Pro Rata Share of Cash in an amount equal to its Allowed SFO Unsecured Claims as determined by Final Order of the Bankruptcy Court or as agreed to by the Debtors, the Majority Backstop Purchasers and the SFO Noteholder Committee, in full and complete satisfaction of such Allowed SFO Unsecured Claims and the SFO Note Guaranty Claims; provided, however, that the Allowed SFO Unsecured Claims shall not include any Make-Whole Claims.  Notwithstanding the foregoing, the Reorganized Debtors shall pay, on or as soon as reasonably practicable after the Effective Date, all Indenture Trustee Fees and

(3) The Debtors reserve the right to re-classify the impairment status of Class 11 and/or Class 18 to the extent any applicable orders of the Bankruptcy Court cause the Debtors to believe that such claims or equity interests are or are not impaired.

Expenses arising under the 2016 Notes Indenture, in its capacity as Indenture Trustee thereunder, in full in Cash, without application to or approval of the Bankruptcy Court and without a reduction to the recoveries of the holders of the 2016 Notes.  Notwithstanding the foregoing, to the extent any Indenture Trustee Fees and Expenses arising under the 2016 Notes Indenture are not paid (including, without limitation, any fees or expenses incurred in connection with any unresolved litigation relating to any Disputed Claims), the Indenture Trustee for the 2016 Notes may assert its charging lien against any recoveries received on behalf of its holders for payment of such unpaid amounts.  The reasonable fees and expenses of legal and financial advisors of each of the SFO backstop purchasers solely to the extent provided in the order of the Bankruptcy Court approving such fees and in the SFO backstop commitment agreement, dated November 2, 2009, as amended.

4.12         SFI TW Guaranty Claims (Class 12).

(a)           Impairment and Voting.  Class 12 is Impaired by the Plan.  Each holder of an SFI TW Guaranty Claim is entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, SFI’s guaranty of the obligations under the Amended Existing TW Loan shall be amended, affirmed and continued pursuant to the Amendment to TW Guarantee Agreement executed by Reorganized SFI in respect of the obligations under the Amended Existing TW Loan.

4.13         SFI Partnership Parks Claims (Class 13).

(a)           Impairment and Voting.  Class 13 is Unimpaired by the Plan.  Each holder of an SFI Partnership Parks Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, SFI’s guaranty of the obligations under the Subordinated Indemnity Agreement shall be affirmed and continued by Reorganized SFI.

4.14         SFI Unsecured Claims (Class 14).

(a)           Impairment and Voting.  Class 14 is Impaired by the Plan.  Each holder of an SFI Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Distribution Date, in full and complete satisfaction of such SFI Unsecured Claim, each holder of an Allowed SFI Unsecured Claim shall receive its Distribution Pro Rata Share of 9.5% of the New Common Stock on a fully diluted basis reflecting all distributions of New Common Stock on the Effective Date (subject to dilution by the Long-Term Incentive Plan and the Delayed Draw Equity Purchase following the Effective Date).  In addition, each holder of an Allowed SFI Note Claim who is an Eligible Holder shall receive its Distribution Pro Rata Share of the SFI Participation Rights.

Notwithstanding the foregoing, the Reorganized Debtors shall pay, on or as soon as reasonably practicable after the Effective Date, all Indenture Trustee Fees and Expenses arising under the 2010 Notes Indenture, the 2013 Notes Indenture, the 2014 Notes Indenture and the 2015 Notes

Indenture, in their capacities as Indenture Trustee thereunder, in full in Cash, without application to or approval of the Bankruptcy Court and without a reduction to the recoveries of the holders of the SFI Unsecured Claims.  Notwithstanding the foregoing, to the extent any Indenture Trustee Fees and Expenses arising under the 2010 Notes Indenture, the 2013 Notes Indenture, the 2014 Notes Indenture and the 2015 Notes Indenture are not paid (including, without limitation, any fees or expenses incurred in connection with any unresolved litigation relating to any Disputed Claims), the Indenture Trustee for such notes may assert its charging lien against any recoveries received on behalf of its holders for payment of such unpaid amounts.

4.15         Funtime, Inc. Unsecured Claims (Class 15).

(a)           Impairment and Voting.  Class 15 is Impaired by the Plan.  Each holder of a Funtime, Inc. Unsecured Claim is deemed to reject the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  Each holder of an Allowed Funtime, Inc. Unsecured Claim shall not receive or retain any interest or property under the Plan on account of such Allowed Funtime, Inc. Unsecured Claim.

4.16         Subordinated Securities Claims (Class 16).

(a)           Impairment and Voting.  Class 16 is Impaired by the Plan.  Each holder of a Subordinated Securities Claim is deemed to reject the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  Each holder of an Allowed Subordinated Securities Claim will not receive or retain any interest or property under the Plan on account of such Allowed Subordinated Securities Claim.  The treatment of Subordinated Securities Claims under the Plan is in accordance with and gives effect to the provisions of section 510(b) of the Bankruptcy Code.

4.17         Preconfirmation Subsidiary Equity Interests (Class 17).

(a)           Impairment and Voting.  Class 17 is Unimpaired by the Plan.  Each holder of a Preconfirmation Subsidiary Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, Preconfirmation Subsidiary Equity Interests shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

4.18         Preconfirmation SFTP Equity Interests (Class 17A).

(a)           Impairment and Voting.  Class 17A is Unimpaired by the Plan, and each holder of a Preconfirmation SFTP Equity Interest is conclusively presumed to accept the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, Preconfirmation SFTP Equity Interests shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

4.19         Preconfirmation SFO Equity Interests (Class 18).

(a)           Impairment and Voting.  Class 18 is Unimpaired by the Plan, and each holder of a Preconfirmation SFO Equity Interest is conclusively presumed to accept the Plan and is not entitled to vote to accept or reject the Plan.(4)

(b)           Distributions.  On the Effective Date, the Preconfirmation SFO Equity Interests shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

4.20         Preconfirmation SFI Equity Interests (Class 19).

(a)           Impairment and Voting.  Class 19 is Impaired by the Plan.  Each holder of a Preconfirmation SFI Equity Interest is deemed to reject the Plan and is not entitled to vote to accept or reject the Plan.

(b)           Distributions.  On the Effective Date, the Preconfirmation SFI Equity Interests shall be cancelled and the holders of Preconfirmation SFI Equity Interests shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Preconfirmation SFI Equity Interests under the Plan.

4.21         Limitations on Amounts to Be Distributed to Holders of Allowed Insured Claims.

Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is within the Debtors’ self-insured retention.  Amounts in excess of the applicable self-insured retention amount shall be recoverable only from the available Insurer and the Debtors shall be discharged to the extent of any such excess.  Nothing in this Section 4.21 shall constitute a waiver of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that any entity may hold against any other entity, including the Debtors’ Insurers.

4.22         Special Provision Regarding Unimpaired Claims.

Except as otherwise explicitly provided in this Plan, nothing herein shall be deemed to be a waiver or relinquishment of any rights, counterclaims or defenses the Debtors, the Reorganized Debtors or the Majority Backstop Purchasers may have, whether at law or in equity, with respect to any Unimpaired Claim.

(4) The Debtors reserve the right to re-classify the impairment status of Class 11 and/or Class 18 to the extent any applicable orders of the Bankruptcy Court cause the Debtors to believe that such claims or equity interests are or are not impaired.

ARTICLE V
MEANS OF IMPLEMENTATION

5.1           Intercompany Claims.

Notwithstanding anything to the contrary herein, Intercompany Claims, at the election of the Reorganized Debtors, and with the consent of Time Warner (to the extent adversely affected thereby and which consent shall not be unreasonably withheld) and the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), holding such Claim, shall be (i) adjusted, released, waived and/or discharged as of the Effective Date, (ii) contributed to the capital of the obligor or (iii) Reinstated and left Unimpaired.  Any such transaction may be effected on or subsequent to the Effective Date without any further action by the Reorganized Debtors.

5.2           Restructuring and Other Transactions.

(a)           Restructuring Transactions.  On the Effective Date, the following transactions (“Restructuring Transactions”) shall be effectuated in the order set forth below as follows:

(i)            All Preconfirmation SFI Equity Interests shall be cancelled and all property and assets of SFI shall vest in Reorganized SFI;

(ii)           the Offering shall be consummated and the Offering Amount shall be funded in full in Cash as set forth in Section 5.6 of the Plan;

(iii)          immediately thereafter, the Direct Equity Purchasers shall make the Direct Equity Purchase;

(iv)          immediately thereafter, the Additional Equity Purchasers shall make the Additional Equity Purchase;

(v)           immediately thereafter, the Conversion Purchasers shall make the Conversion Purchase;

(vi)          thereafter, Reorganized SFI will, on behalf of SFI, contribute all of the New Common Stock in Reorganized SFI to the applicable Disbursing Agent for distribution on behalf of SFI to the holders of Allowed SFI Unsecured Claims, respectively, and, together with the Distribution Pro Rata Share of the SFI Participation Rights to the extent such rights are duly exercised in accordance with the Offering, in full and complete satisfaction of the Reorganized Debtors’ obligations under Section 4.14 of the Plan;

(vii)         thereafter, on or before June 1, 2011, following approval by a majority of the members of the board of directors, the Delayed Draw Equity Purchasers shall make the Delayed Draw Equity Purchase; and

(viii)        if the Plan is not confirmed as to SFO, immediately thereafter, (1) Reorganized SFI shall create a new wholly-owned subsidiary (“NewCo”), (2) all of the property and assets of SFTP shall be transferred to NewCo (the “SFTP Transfer”) in accordance with section 1123(b)(4) of the Bankruptcy Code, (3) the SFTP Residual Property shall be distributed to SFO, and (4) Reorganized SFI shall contribute the SFO Cash Payment to SFO.

An aggregate amount of $655.5 million (which is the aggregate amount required to be funded pursuant to the Backstop Commitment Agreement, the Direct Equity Purchase, the Additional Equity Purchase and the Delayed Draw Equity Purchase) has been deposited into escrow by the respective Backstop Purchasers, the Direct Equity Purchasers, the Additional Equity Purchasers and the Delayed Draw Equity Purchasers pursuant to the Escrow Agreement; provided, however, that the $25 million of the $655.5 million deposited into escrow shall be released to the Delayed Draw Equity Purchasers upon execution of documents evidencing the Delayed Draw Equity Purchasers’ obligations under the Delayed Draw Equity Purchase.

(b)           Cancellation of Existing Securities and Agreements.  Except (i) as otherwise expressly provided in the Plan, (ii) with respect to Executory Contracts or unexpired leases that have been assumed by the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), (iii) for purposes of evidencing a right to distributions under the Plan or (iv) with respect to any Claim that is Reinstated and rendered Unimpaired under the Plan, on the Effective Date, the Prepetition Credit Agreement, the Unsecured Notes Indentures and all Unsecured Notes issued thereunder, all Preconfirmation SFI Equity Interests and other instruments evidencing any Claims against the Debtors shall be deemed automatically cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors thereunder shall be discharged; provided, however, that the Unsecured Notes and each Unsecured Note Indenture shall continue in effect solely for the purposes of (i) allowing each Indenture Trustee or its agents to make distributions to holders of Unsecured Notes; (ii) allowing holders of the Unsecured Notes to receive distributions hereunder; and (iii) preserving the rights and liens of each Indenture Trustee with respect to its respective Indenture Trustee Fees and Expenses to the extent not otherwise paid.  An Unsecured Note Indenture shall terminate completely upon the completion of all distributions to the holders of the applicable Unsecured Notes and the payment in full of the applicable Indenture Trustee Fees and Expenses.

(c)           Surrender of Existing Securities.  Subject to the rights of each Indenture Trustee to assert its respective charging lien to the extent its respective Indenture Trustee Fees and Expenses are not paid pursuant to the Plan, each holder of the Unsecured Notes shall surrender such note(s) to the Indenture Trustee, or in the event such note(s) are held in the name of, or by a nominee of, the DTC, the Disbursing Agent shall seek the cooperation of the DTC to provide appropriate instructions to the Indenture Trustee.  No distributions under the Plan shall be made for or on behalf of any such holder unless and until such note is received by the Indenture Trustee or appropriate instructions from the DTC shall be received by the Indenture Trustee, or the loss, theft or destruction of such note is established to the reasonable satisfaction of the Indenture Trustee, which satisfaction may require such holder to (i) submit a lost instrument affidavit and an indemnity bond and (ii) hold the Debtors, the Reorganized Debtors, the Majority Backstop Purchasers, the Disbursing Agent and Indenture Trustee harmless in respect of such note and any distributions made in respect thereof.  Upon compliance with this Section 5.2(c) by a holder of any Unsecured Note, such holder shall, for all purposes under the Plan, be deemed to have surrendered such note.  Any holder of Unsecured Notes that fails to surrender such note(s) or satisfactorily explain its nonavailability to the Indenture Trustee within one (1) year of the Effective Date shall be deemed to have no further Claim against the Debtors and the Reorganized Debtors (or their property) or the Indenture Trustee in respect of such Claim and shall not participate in any distribution under the Plan.

(d)           Issuance of New Common Stock.  The issuance by Reorganized SFI of the New Common Stock on and after the Distribution Date is hereby authorized without the need for any further corporate action and without any further action by holders of Claims or Preconfirmation Equity Interests.  In compliance with section 1123(a)(6) of the Bankruptcy Code, the Postconfirmation Organizational Documents shall provide that Reorganized SFI shall not issue nonvoting equity securities to the extent prohibited by section 1123(a)(6) of the Bankruptcy Code.

(e)           Incurrence of New Indebtedness.  The Reorganized Debtors’ entry into the Exit Facility Loans and the New TW Loan Documents and the incurrence of indebtedness under the Exit Facility Loans on the Effective Date and the incurrence of the indebtedness under the New TW Loan on any funding date, is hereby authorized without the need for any further corporate action, except as set forth in the Exit Facility Loan Documents or the New TW Loan Documents, as the case may be, and without any further action by holders of Claims or equity interests.  Notwithstanding the foregoing, subject to the agreement of the Majority Backstop Purchasers that the Exit Facility Loans shall be on terms substantially similar to those being offered in the Draft Credit Agreement or that relate to the pricing, maturity or financial covenant levels to be included in the documentation evidencing the second lien debt facility, as applicable, (i) any material changes to the terms and conditions of the Exit Facility Loan Documents from the Draft Credit Agreement or that relate to the pricing, maturity or financial covenant levels to be included in the documentation evidencing the second lien debt facility, as applicable, and the Draft Guarantee and Collateral Agreement shall be subject to the approval of Time Warner and the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, (ii) any material changes to the terms and conditions of the Amendment to TW Promissory Note and the Amendment to TW Guarantee Agreement from the Draft Amendment to TW Promissory Note and the Draft Amendment to TW Guarantee Agreement shall be subject to the approval of the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, and (iii) any material changes to the terms and conditions of the New TW Loan Documents from the Draft New TW Loan Documents shall be subject to the approval of the Majority Backstop Purchasers, after consultation with the Creditors’ Committee.

5.3           Exemption from Securities Laws.

Subject to Section 5.4 hereof, and to the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the issuance under the Plan of the New Common Stock and any other securities pursuant to this Plan and any subsequent sales, resales, transfers or other distributions of such New Common Stock or other securities shall be exempt from registration under the Securities Act, any other federal or state securities law registration requirements, and all rules and regulations promulgated thereunder; provided, however, that New Common Stock issued pursuant to the Offering and the Other Offerings will not be exempt from registration pursuant to section 1145 of the Bankruptcy Code.  Instead, such New Common Stock will be exempt from registration under the Securities Act by virtue of section 4(2) thereof and Regulation D promulgated thereunder.  Thus, the New Common Stock being issued in the Offering and the Other Offerings is “restricted securities” within the meaning of Rule 144 under the Securities Act and accordingly may not be offered, sold, resold, pledged, delivered, allotted or otherwise transferred except in transactions that are exempt from, or in transactions not subject to, the registration requirements of the Securities Act and in compliance with any applicable state securities laws.  The New Common Stock issued in the Offering shall bear a legend restricting their transferability until no longer required under applicable requirements of the Securities Act and state securities laws.

5.4           Registration Rights Agreement and Securities Exchange Listing.

On the Effective Date, Reorganized SFI expects to enter into a registration rights agreement (the “Registration Rights Agreement”), in form and substance acceptable to the Majority Backstop Purchasers, with each holder of greater than 5%, on a fully diluted basis, of the New Common Stock.  Pursuant to the Registration Rights Agreement, holders collectively owning at least 20% of the outstanding shares of the New Common Stock party thereto would have the right to require Reorganized SFI to effect certain registered offerings of such holders’ New Common Stock acquired pursuant to the Plan or the Offering, on terms and conditions to be negotiated and reflected in such Registration Rights Agreement.  Holders of the New Common Stock entitled to demand such registrations shall be entitled to request an aggregate of three (3) such registrations (or such provisions that the Postconfirmation Board adopts), and shall have customary piggyback registration rights.  A form of the Registration Rights Agreement will be included in a Plan Supplement.  Subject to meeting applicable listing standards, Reorganized SFI will seek to list the New Common Stock issued on the Effective Date for trading on a national securities exchange following the Effective Date.

5.5           Continued Corporate Existence.

Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except with respect to the Postconfirmation Organizational Documents (or other formation documents) that are amended by the Plan, the Plan Supplement or otherwise, and to the extent such documents are amended, such documents are deemed to be pursuant to the Plan and require no further action or approval.  Notwithstanding the foregoing, on or as of the Effective Date, or as soon as practicable thereafter, and without the need for any further action, the Reorganized Debtors may: (i) cause any or all of the Reorganized Debtors to be merged into one or more of the Reorganized Debtors, dissolved or otherwise consolidated, (ii) cause the transfer of assets between or among the Reorganized Debtors, or (iii) engage in any other transaction in furtherance of the Plan.

5.6           The Offering.

(a)           Use of the Offering Proceeds.  The proceeds of the Offering, the Other Offerings and the Exit Facility Loans will be used to make payments required to be made on and after the Effective Date under the Plan, including, without limitation, repayment of all amounts owing under the Prepetition Credit Agreement, the SFTP Residual Property and SFO Cash Payment.

(b)           The Offering Procedures.  The Offering Documents shall be in a form and substance satisfactory to the Debtors and the Majority Backstop Purchasers.  The Offering shall occur as required by the Backstop Commitment Agreement.  Subject to the terms of the applicable Offering Procedures, Eligible Holders of Allowed SFI Note Claims will be entitled to subscribe for and acquire their Distribution Pro Rata Share of their SFI Participation Rights in the SFI Participation Rights Amount.

(c)           The Offering Backstop.  The Backstop Purchasers have agreed to backstop the Offering in an amount not to exceed the difference between the SFI Participation Rights Amount and the amount of New Common Stock actually purchased pursuant to the Offering by Eligible Holders of SFI Participation Rights in accordance with the terms of the Backstop Commitment Agreement.

(d)           SFI Noteholder Fees and Expenses. The Reorganized Debtors shall pay on or as soon as reasonably practicable after the Effective Date, the SFI Noteholder Fees and Expenses in full in Cash, without application to or approval of the Bankruptcy Court and without a reduction to the recoveries of the holders of the SFI Note Claims.

5.7           The SFO Note Guaranty Claim.

The SFO Note Guaranty Claim shall be deemed satisfied in full in Cash from the payment to SFO of the SFTP Residual Property and the SFO Cash Payment under the Plan.

ARTICLE VI
PROVISIONS GOVERNING VOTING AND DISTRIBUTIONS

6.1           Voting of Claims.

Each holder of an Allowed Claim in an Impaired Class of Claims that is entitled to vote on the Plan pursuant to Article III and Article IV of this Plan, shall be entitled to vote separately to accept or reject the Plan, as provided in such order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order of the Bankruptcy Court.

6.2           Nonconsensual Confirmation.

If any impaired Class of Claims entitled to vote shall not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors, with the consent of the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, (which consent shall not be unreasonably withheld), reserve the right to amend the Plan in accordance with Section 14.4 of this Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both.  With respect to impaired Classes of claims that are deemed to reject the Plan, the Debtors may request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.

6.3           Distributions on Allowed Unsecured Claims.

Distributions with respect to holders of Allowed Unsecured Claims shall only be made on each Distribution Date.  All Allowed Unsecured Claims held by a single creditor against a single Debtor shall be aggregated and treated as a single Claim against such Debtor.  At the written request of the Reorganized Debtors or the Disbursing Agent, any creditor holding multiple Allowed Unsecured Claims shall provide to the Reorganized Debtors or the Disbursing Agent, as the case may be, a single address to which any distributions shall be sent.

6.4           Date of Distributions.

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

6.5           Disbursing Agent.

All distributions under the Plan shall be made by Reorganized SFI as Disbursing Agent or such other entity designated by Reorganized SFI as a Disbursing Agent.  No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties.

6.6           Expenses of the Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court, any reasonable fees and expenses incurred by the Disbursing Agent (including, without limitation, taxes and reasonable attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash by the Reorganized Debtors in the ordinary course of business.

6.7           Rights and Powers of Disbursing Agent.

The Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (b) make all distributions contemplated hereby, (c) employ professionals to represent it with respect to its responsibilities and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.  In furtherance of the rights and powers of the Disbursing Agent, the Disbursing Agent shall have no duty or obligation to make distributions to any holder of an Allowed Claim unless and until such holder executes and delivers, in a form acceptable to the Disbursing Agent, any documents applicable to such distributions.

6.8           Delivery of Distributions.

(a)           Distributions to Last Known Address.  Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or Allowed Administrative Expense Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or its agents, as applicable, unless the Debtors or Reorganized Debtors have been notified in writing of a change of address by the filing of a proof of Claim by such holder that contains an address for such holder different than the address of such holder as set forth on the Schedules.  Nothing in this Plan shall require the Reorganized Debtors to attempt to locate any holder of an Allowed Claim.

(b)           Distributions to Indenture Trustee.  The respective Indenture Trustees shall be the Disbursing Agents for the SFI Unsecured Claims or SFO Unsecured Claims, as may be applicable.  Accordingly, distributions for the benefit of the holders of such Claims shall be made to the Indenture Trustee under the applicable Unsecured Notes Indenture.  The respective Indenture Trustees shall, in turn, promptly administer the distribution to the holders of such Allowed Claims in accordance with the Plan and the applicable Unsecured Notes Indenture.  The distribution of New Common Stock to the respective Indenture Trustees shall be deemed a distribution to the respective holder of an Allowed Claim.  Upon delivery of the distributions required under the Plan to the Indenture Trustee, the Reorganized Debtors shall be released of all liability with respect to the delivery of such distributions.

(c)           Distributions to Prepetition Agent.  The Prepetition Agent shall be the Disbursing Agent for the holders of Class 4 SFTP Prepetition Credit Agreement Claims and Class 8 SFO Prepetition Credit Agreement Claims.  Accordingly, distributions for the benefit of the holders of Class 4 and Class 8 Claims shall be made to the Prepetition Agent.  The Prepetition Agent shall, in turn, promptly administer the distribution to the holders of Allowed Claims in Class 4 and Class 8, in accordance with the Plan and the Prepetition Credit Agreement.  The issuance, execution and delivery of Exit Facility Loan Documents, shall be deemed a distribution to the respective holders of Allowed Claims in Class 4 and Class 8.  Upon delivery of the distributions required under the Plan as provided in this paragraph, the Reorganized Debtors shall be released of all liability with respect to the delivery of such distributions.

6.9           Unclaimed Distributions.

All distributions under the Plan that are unclaimed for a period of one (1) year after distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall revest in the Reorganized Debtors and any entitlement of any holder of any Claims to such distributions shall be extinguished and forever barred.

6.10         Distribution Record Date.

The Claims register shall be closed on the Distribution Record Date, and any subsequent transfer of any Claim shall be prohibited.  The Debtors and the Reorganized Debtors shall have no obligation to recognize any transfer of any such Claims occurring after the close of business on such date.

6.11         Manner of Payment.

At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.  All distributions of Cash, New Common Stock and Subscription Rights (as such term is defined in the Offering Procedures), as applicable, to the creditors of each of the Debtors under the Plan shall be made by, or on behalf of, the applicable Debtor.

6.12         No Fractional Distributions.

No fractional shares of New Common Stock shall be distributed and no Cash shall be distributed in lieu of such fractional shares.  When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number, with no further payment therefor.  The total number of authorized shares of New Common Stock to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the foregoing rounding.

6.13         Limitation on Cash Distributions.

No payment of Cash less than one-hundred dollars ($100) shall be made to any holder of an Allowed Claim unless a request therefor is made in writing to the Reorganized Debtors.

6.14         Setoffs and Recoupment.

The Debtors may, but shall not be required to, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), setoff against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim any Claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such claim they may have against such claimant.

6.15         Allocation of Plan Distributions Between Principal and Interest.

To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

ARTICLE VII
PROCEDURES FOR TREATING DISPUTED
CLAIMS UNDER PLAN OF REORGANIZATION

7.1           Objections.

As of the Effective Date, objections to, and requests for estimation of, Administrative Expense Claims and Claims against the Debtors may be interposed and prosecuted only by the Reorganized Debtors.  Such objections and requests for estimation shall be served on the respective claimant and filed with the Bankruptcy Court on or before the latest of: (i) one hundred twenty (120) days after the Effective Date or (ii) such later date as may be fixed by the Bankruptcy Court (the “Objection Deadline”); provided, however, that with respect to Claims that, as of the Objection Deadline, are subject to a pending claim objection, contested matter, or adversary proceeding (an “Initial Objection”) wherein the Reorganized Debtors’ objection to such claim is ultimately denied, the Objection Deadline shall be extended to the latter of: (a) sixty (60) days from the date on which the Bankruptcy Court enters an order denying such Initial Objection or (b) sixty (60) days from the date on which any appellate court enters a Final Order reversing or vacating an order of the Bankruptcy Court granting such Initial Objection; provided, further, that with respect to Claims that (x) are filed (whether as an amended Claim, new Claim, or otherwise) after the Effective Date, and (y) that are not otherwise subject to adjustment, expunction or disallowance pursuant to Sections 7.2, 7.8, 7.9, 7.11 and 7.12 of this Plan, the Objection Deadline shall be one hundred twenty (120) days after the date on which such Claim was filed.  Nothing herein shall affect the Debtors’ or the Reorganized Debtors’ ability to amend the Schedules in accordance with the Bankruptcy Code and the Bankruptcy Rules.

7.2           Adjustment to Certain Claims Without a Filed Objection.

Any Claim that has been settled, paid and satisfied, or amended and superseded, may be adjusted or expunged on the Claims register by the Reorganized Debtors without a claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.  In addition, all Claims filed on account of an employee benefit shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent the Reorganized Debtors elect to honor such employee benefit, without any further notice to or action, order or approval of the Bankruptcy Court.

7.3           No Distributions Pending Allowance.

Notwithstanding any other provision hereof, if any portion of a Claim or Administrative Expense Claim is Disputed, no payment or distribution provided hereunder shall be made on account of such Claim or Administrative Expense Claim unless and until such Disputed Claim or Disputed Administrative Expense Claim becomes Allowed.

7.4           Distributions After Allowance.

To the extent that a Disputed Claim or Disputed Administrative Expense Claim ultimately becomes an Allowed Claim or Allowed Administrative Expense Claim, distributions (if any) shall be made to the holder of such Allowed Claim or Allowed Administrative Expense Claim in accordance with the provisions of the Plan.

7.5           Resolution of Administrative Expense Claims and Claims.

On and after the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Administrative Expense

Claims and Claims against the Debtors and to compromise, settle or otherwise resolve any Disputed Administrative Expense Claims and Disputed Claims against the Debtors without approval of the Bankruptcy Court.

7.6           Estimation of Claims.

The Debtors, with the consent of the Majority Backstop Purchasers and Creditors’ Committee (which consent shall not be unreasonably withheld), or the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether any of the Debtors or the Reorganized Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors, with the consent of the Majority Backstop Purchasers and Creditors’ Committee (which consent shall not be unreasonably withheld), or the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim.  All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

7.7           Interest.

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest thereon, except as may be required by Final Order, or applicable bankruptcy and non-bankruptcy law.

7.8           Disallowance of Certain Claims.

Any Claims held by Persons from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or by a Person that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and such Persons may not receive any distributions on account of their Claims until such time as such Causes of Action against such Persons have been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Debtors by that Person have been turned over or paid to the Reorganized Debtors.

7.9           Indenture Trustee as Claim Holder.

Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtors shall recognize proofs of Claim timely filed by any Indenture Trustee in respect of any Claims under the Unsecured Notes Indentures.  Accordingly, any Claim arising under the Unsecured Notes Indentures, proof of which is filed by the registered or beneficial holder of Unsecured Notes, shall be disallowed as duplicative of the Claim of the applicable Indenture Trustee, without any further action of the Bankruptcy Court.

7.10         Offer of Judgment.

The Reorganized Debtors are authorized to serve upon a holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment.  To the extent the holder of a Claim must pay the costs incurred by the Reorganized Debtors after the making of such offer, the Reorganized Debtors are entitled, in consultation with the Majority Backstop Purchasers, to set off such amounts against the amount of any distribution to be paid to such holder without any further notice to or action, order or approval of the Bankruptcy Court.

7.11         Amendments to Claims.

On or after the Effective Date, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors and any such new or amended Claim filed without prior authorization shall be deemed disallowed in full and expunged without any further action.

7.12         Claims Paid and Payable by Third Parties.

A Claim shall be disallowed without a Claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor.  No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ Insurance Policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy.  To the extent that one or more of the Debtors’ Insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such Insurers’ agreement, such Claim may be expunged from the Claims register without a Claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

7.13         Personal Injury Claims.

All Personal Injury Claims are Disputed Claims.  No distributions shall be made on account of any Personal Injury Claim unless and until such Claim is liquidated and becomes an Allowed Claim.  Any Personal Injury Claim which has not been liquidated prior to the Effective Date and as to which a proof of claim was timely filed in the Reorganization Cases, shall be determined and liquidated in the administrative or judicial tribunal in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction.

ARTICLE VIII
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1           Assumption or Rejection of Executory Contracts and Unexpired Leases.

Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all Executory Contracts and unexpired leases that exist between the Debtors and any Person or entity shall be deemed assumed by the Debtors as of the Effective Date, except for any Executory Contract or unexpired lease (1) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (2) as to which a motion for approval of the rejection of such Executory Contract or unexpired lease has been filed and served prior to the Effective Date, or (3) that is specifically designated as a contract or lease to be rejected on Schedules 8.1(A) (Executory Contracts) or 8.1(B) (Unexpired Leases), which schedules shall be contained in the Plan Supplement; provided, however, that the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), reserve the right, on or prior to the Effective Date, to amend Schedules 8.1(A) and 8.1(B) to delete any Executory Contract or unexpired lease therefrom or add any Executory Contract or unexpired lease thereto, in which event such Executory Contract(s) or unexpired lease(s) shall be deemed to be, respectively, either assumed or rejected as of the Effective Date.  The Debtors shall provide notice of any amendments to Schedules 8.1(A) and/or 8.1(B) to the parties to the Executory Contracts and unexpired leases affected thereby.  The listing of a document on Schedules 8.1(A) or 8.1(B) shall not constitute an admission by the Debtors, the Reorganized Debtors or the Majority Backstop Purchasers that such document is an Executory Contract or an unexpired lease or that the Debtors have any liability thereunder.

8.2           Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases.

Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the Executory Contracts and unexpired leases assumed pursuant to Section 8.1 of this Plan, and of the rejection of the Executory Contracts and unexpired leases rejected pursuant to Section 8.1 of this Plan.

8.3           Inclusiveness.

Unless otherwise specified on Schedules 8.1(A) or 8.1(B) of the Plan Supplement, each Executory Contract and unexpired lease listed or to be listed therein shall include any and all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such Executory Contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 8.1(A) or 8.1(B).

8.4           Cure of Defaults.

Except to the extent that a different treatment has been agreed to by the parties, within thirty days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed defaults under any Executory Contract or unexpired lease assumed by the Debtors pursuant to the Plan, in accordance with section 365(b) of the Bankruptcy Code.  All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Reorganized Debtors’ liability with respect thereto, or as may otherwise be agreed to by the parties.  Notwithstanding Section 8.1 hereof, the Reorganized

Debtors, subject to the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), shall retain their rights to reject any of the Debtors’ Executory Contracts or unexpired leases that are the subject of a dispute concerning amounts necessary to cure any defaults, in which event the Reorganized Debtors shall make their election to reject such Executory Contracts and unexpired leases within thirty (30) days of the entry of a Final Order determining the amount required to be cured.

8.5           Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.

Proofs of Claim for damages arising out of the rejection of an Executory Contract or unexpired lease must be filed with the Bankruptcy Court and served upon the attorneys for the Debtors or, on and after the Effective Date, the Reorganized Debtors, no later than thirty days after the later of (a) notice of entry of an order approving the rejection of such Executory Contract or unexpired lease, (b) notice of entry of the Confirmation Order, (c) notice of an amendment to Schedules 8.1(A) or 8.1(B) of the Plan Supplement (solely with respect to the party directly affected by such modification), or (d) notice of the election of the Debtors or the Reorganized Debtors (subject to the consent of the Majority Backstop Purchasers and Creditors’ Committee (which consent shall not be unreasonably withheld)) to reject under Section 8.4 of this Plan.  All such proofs of Claim not filed within such time shall be forever barred from assertion against the Debtors and their estates or the Reorganized Debtors and their property.

8.6           Indemnification Obligations.

Subject to the occurrence of the Effective Date, the obligations of the Debtors as of the Petition Date to indemnify, defend, reimburse or limit the liability (i) of directors, officers or employees who are directors, officers or employees of the Debtors on or after the Confirmation Date, respectively, against any claims or causes of action as provided in the Debtors’ articles of organization, certificates of incorporation, bylaws, other organizational documents or applicable law and (ii) arising under the Prepetition Credit Agreement shall survive confirmation of the Plan, remain unaffected thereby and not be discharged, irrespective of whether such indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before or after the Petition Date.

8.7           Insurance Policies.

Unless specifically rejected by a prior order of the Bankruptcy Court, all of the Debtors’ Insurance Policies which are executory, if any, and any agreements, documents or instruments relating thereto, shall be assumed under the Plan.  Nothing contained in this Section 8.7 shall constitute or be deemed a waiver of any cause of action that the Debtors or Reorganized Debtors may hold against any entity, including, without limitation, the insurer, under any of the Debtors’ Insurance Policies.

Notwithstanding anything to the contrary in the Disclosure Statement, this Plan or the Confirmation Order (including, without limitation, any other provision that purports to be preemptory or supervening or grants an injunction or release): (a) nothing therein, amends, modifies, waives or impairs the terms of the insurance policies and agreements and the rights and obligations of the parties thereunder, (b) the Reorganized Debtors shall be liable for all of the Debtors’ obligations and liabilities, whether now existing or hereafter arising, under the Insurance Policies and agreements, (c) the claims of the insurers against the Debtors arising under insurance policies and related agreements (i) shall be Allowed Administrative Expense Claims, (ii) shall be due and payable in the ordinary course of business by the Debtors (or after the Effective Date, by the Reorganized Debtors) pursuant to the terms of the insurance policies and agreements and (iii) shall not be discharged or released by the Plan or the Confirmation Order without the requirement to file or serve a request for payment of any Administrative Expense Claim, and (d) nothing therein limits, diminishes, or otherwise alters or impairs the Debtors’, Reorganized Debtors’ and/or the Insurers’ defenses, claims, causes of action, or other rights under applicable non-bankruptcy law with respect to the insurance policies and related agreements.

8.8           Benefit Plans.

Notwithstanding anything contained in the Plan to the contrary, unless rejected by order of the Bankruptcy Court, the Reorganized Debtors shall continue to honor, in the ordinary course of business, the Benefit Plans of the Debtors, including Benefit Plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated.

8.9           Retiree Benefits.

Unless rejected by order of the Bankruptcy Court, on and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of and subject to section 1114 of the Bankruptcy Code) for the duration of the period for which the Debtors had obligated themselves to provide such benefits and subject to the right of the Reorganized Debtors to modify or terminate such retiree benefits in accordance with the terms thereof.

ARTICLE IX
[INTENTIONALLY OMITTED]

ARTICLE X
CORPORATE GOVERNANCE AND MANAGEMENT
OF THE REORGANIZED DEBTORS

10.1         General.

On the Effective Date, the management, control and operation of Reorganized SFI and the other Reorganized Debtors shall become the general responsibility of the Postconfirmation Board.

10.2         Postconfirmation Board.

Reorganized SFI shall have a new board of directors, which shall consist of nine (9) directors (three (3) of which shall be independent as defined by the New York Stock Exchange).  The

Majority Backstop Purchasers shall select six (6) directors to the Postconfirmation Board (at least one (1) of which shall be independent), and one (1) director, which shall be independent, shall be selected by the Creditors’ Committee (such selections, in each case, to be made after consideration of preconfirmation directors designated by Mark Shapiro to serve in such capacity).  In addition, Mr. Shapiro shall serve as an initial director and shall be entitled to appoint the remaining director; provided, however, that such remaining director shall not be Daniel M. Snyder without the consent of the Majority Backstop Purchasers. Independent directors (including the designation and appointment, or qualification, of a third independent director), to the extent required by the New York Stock Exchange, shall be qualified to serve on Reorganized SFI’s audit committee. All directors on the Postconfirmation Board shall stand for election annually.  The individuals selected by the Majority Backstop Purchasers and the Creditors’ Committee to serve on the initial Postconfirmation Board shall be listed in the Plan Supplement.

10.3         Filing of Postconfirmation Organizational Documents.

On the Effective Date, or as soon thereafter as practicable, to the extent necessary, the Reorganized Debtors will file their Postconfirmation Organizational Documents, as required or deemed appropriate, with the appropriate Persons in their respective jurisdictions of incorporation or establishment.

10.4         Officers of the Reorganized Debtors.

The officers of the Debtors immediately prior to the Effective Date will serve as the initial officers of the Reorganized Debtors on and after the Effective Date.  Such officers will serve in accordance with applicable non-bankruptcy law, any employment agreement with the Reorganized Debtors and the Postconfirmation Organizational Documents.  Mr. Shapiro’s Employment Agreement shall be amended and restated prior to the Effective Date (in the form attached hereto as Exhibit B), and such amended and restated employment agreement shall be assumed by the Debtors and become effective as of the Effective Date.  The Employment Agreements, other than Mr. Shapiro’s, shall be amended prior to the Effective Date (in the respective forms attached hereto as Exhibit C), and such amended employment agreements shall be assumed by the Debtors and become effective as of the Effective Date.

10.5         Long-Term Incentive Plan.

As of the Effective Date, the Debtors shall implement a management incentive plan for management, selected employees and directors of Reorganized SFI, providing incentive compensation in the form of stock options and/or restricted stock in Reorganized SFI equal to 15% of the New Common Stock, determined on a fully diluted basis (calculated as of the Effective Date after giving effect to the issuance of all New Common Stock hereunder, including, but not limited to, the Offering and the Other Offerings (including the Delayed Draw Equity Purchase)), comprised of at least 5% in the form of restricted stock and up to 10% in the form of options, the vesting and allocation of which shall be determined by mutual agreement of the chief executive officer of Reorganized SFI and the Postconfirmation Board.

The solicitation of votes on the Plan will include, and will be deemed to be, a solicitation for approval of the Long-Term Incentive Plan and the initial grants made thereunder.  Entry of the Confirmation Order will constitute approval of the Long-Term Incentive Plan.

10.6         Directors & Officers Insurance.

In addition to the Reorganized Debtors assuming all existing common law, contractual, and statutory indemnification obligations, including, without limitation, those included in the constitutive documents, of the Debtors in favor of the directors and officers as described in Section 8.2 of this Plan, the Reorganized Debtors may purchase director and officer liability insurance for the directors and officers of the Reorganized Debtors (in form and substance satisfactory to the Postconfirmation Board).

10.7         Name of Reorganized SFI.

On the Effective Date and as reflected in the Postconfirmation Organizational Documents, Reorganized SFI shall be named “Six Flags Entertainment Corporation.”

ARTICLE XI
CONDITIONS PRECEDENT TO EFFECTIVE DATE

11.1         Conditions Precedent to Effectiveness.

The Effective Date shall not occur and the Plan shall not become effective unless and until the following conditions are satisfied in full or waived in accordance with Section 11.2 of this Plan:

(a)           The Confirmation Order, in form and substance acceptable to (i) Time Warner (to the extent set forth in the New TW Loan Documents) and (ii) the Majority Backstop Purchasers in their discretion exercised reasonably and after consultation with the Creditors’ Committee, shall (x) contain an express determination by the Bankruptcy Court that the Allowed SFO Note Claims do not include any Make-Whole Claims; and (y) have been entered by April 30, 2010, and such order is not subject to any stay;

(b)           The conditions precedent to the effectiveness of the Exit Facility Loans and the New TW Loan are satisfied or waived by the parties thereto and the Reorganized Debtors have access to funding under the Exit Facility Loans and the New TW Loan;

(c)           The Offering and the Other Offerings (except the Delayed Draw Equity Purchase) shall have been consummated, including the execution of the Offering Documents;

(d)           All actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan are effected or executed and delivered, as applicable, in form and substance acceptable to the Majority Backstop Purchasers in their discretion exercised reasonably and after consultation with the Creditors’ Committee;

(e)           All authorizations, consents and regulatory approvals, if any, required by the Debtors in connection with the consummation of the Plan are obtained and not revoked; and

(f)            All conditions set forth in the Backstop Commitment Agreement have been satisfied or waived by the Majority Backstop Purchasers.

11.2         Waiver of Conditions.

Each of the conditions precedent in Section 11.1 hereof may be waived, in whole or in part, by the Debtors with the prior written consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld) and after consultation with the Creditors’ Committee; provided that (a) in no event shall the conditions set forth in clauses (a)(i) and (b) of Section 11.1 be waived without the consent of Time Warner (with respect to clause (b), only to the extent set forth in the New TW Loan Documents).  Any such waivers may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action on the part of the Bankruptcy Court.

11.3         Satisfaction of Conditions.

Except as expressly provided or permitted in the Plan, any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action.  In the event that one or more of the conditions specified in Section 11.1 hereof have not occurred or otherwise been waived pursuant to Section 11.2 hereof, (a) the Confirmation Order shall be vacated, (b) the Debtors and all holders of Claims and interests, including any Preconfirmation Equity Interests, shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (c) the Debtors’ obligations with respect to Claims and Preconfirmation Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Preconfirmation Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

ARTICLE XII
EFFECT OF CONFIRMATION

12.1         Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, the Debtors, their properties and interests in property and their operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and all property of the estates of the Debtors shall vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided in the Plan.  From and after the Effective Date, the Reorganized Debtors may operate their business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, subject to the terms and conditions of the Plan.

12.2         Binding Effect.

Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Preconfirmation Equity Interest in, the Debtors and such holder’s respective successors and assigns, whether or not the Claim or interests, including any Preconfirmation Equity Interest, of such holder is Impaired under the Plan, whether or not such holder has accepted the Plan and whether or not such holder is entitled to a distribution under the Plan.

12.3         Discharge of Claims and Termination of Preconfirmation Equity Interests.

Except as provided in the Plan, the rights afforded in and the payments and distributions to be made under the Plan shall terminate all Preconfirmation SFI Equity Interests, and discharge all existing debts and Claims of any kind, nature or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code.  Except as provided in the Plan, upon the Effective Date, all existing Claims against the Debtors and all Preconfirmation SFI Equity Interests shall be, and shall be deemed to be, discharged and terminated, and all holders of such Claims and Preconfirmation SFI Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors or assignees or any of their assets or properties, any other or further Claim or Preconfirmation SFI Equity Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of interest and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

12.4         Discharge of Debtors.

Upon the Effective Date, in consideration of the distributions to be made under the Plan and except as otherwise expressly provided in the Plan, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Preconfirmation SFI Equity Interest and any Affiliate of such holder shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Preconfirmation SFI Equity Interests, Preconfirmation SFO Equity Interests and Preconfirmation SFTP Equity Interests, as the case may be, that arose prior to the Effective Date.  Upon the Effective Date, all such Persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Preconfirmation SFI Equity Interests in the Debtors.

12.5         Reservation of Causes of Action/Reservation of Rights.

Except as expressly released or exculpated hereunder, nothing contained in the Plan shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Debtors, the Reorganized Debtors or the Majority Backstop Purchasers may have or may choose to assert against any Person.

12.6         Exculpation.

None of the Exculpated Parties, and the Exculpated Parties’ respective current or former officers, directors, employees, accountants, financial advisors, investment bankers, agents, restructuring advisors and attorneys, and each of their respective agents and representatives (but, in each case, solely in connection with their official capacities in the Reorganization Cases), shall have or incur any liability for any Claim, cause of action or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the Reorganization Cases, the formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Reorganization Cases, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence.

12.7         Limited Releases.

Except as otherwise expressly provided or contemplated by the Plan, the Plan Supplement or the Confirmation Order, effective as of the Confirmation Date but subject to the occurrence of the Effective Date, and in consideration of the services of and other forms of consideration being provided by (a) the Debtors; (b) the Prepetition Agent; (c) the Prepetition Lenders; (d) the Backstop Purchasers; (e) the Additional Equity Purchasers; (f) the Direct Equity Purchasers; (g) the Conversion Purchasers; (h) the Delayed Draw Equity Purchasers; (i) the SFI Noteholder Committee; (j) each Indenture Trustee; (k) the Exit Facility Lenders; (l) Time Warner, other than claims arising from or with respect to ordinary course of business arrangements among SFI and its affiliates, on the one hand, and Time Warner, on the other hand, including without limitation, advertising, marketing, or similar commercial arrangements and any trade payables with respect thereto; (m) the Creditors’ Committee and present or former members of the Creditors’ Committee (but solely in their capacity as such); and (n) for subsections (a) through (m), each of their respective present and former directors, officers, members, employees, affiliates, agents, financial advisors, restructuring advisors, attorneys and representatives who acted in such capacities after the Petition Date (the parties set forth in subsections (a) through (n), being the “Released Parties”), the Debtors, their respective chapter 11 estates and the Reorganized Debtors and all holders of Claims that accept the Plan or are deemed to accept the Plan shall release, waive and discharge unconditionally and forever each of the Released Parties from any and all Claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising in law, equity, or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence: (i) taking place before the Petition Date in connection with or relating to any of the Debtors or any of their direct or indirect subsidiaries; and (ii) in connection with, related to, or arising out of these Reorganization Cases, the pursuit of confirmation of the Plan, the consummation thereof, the administration thereof or the property to be distributed thereunder; provided that the foregoing shall not operate as a waiver of or release from any causes of action arising out of the willful misconduct or the gross negligence of any Released Party unless such Released Party acted in good faith and in a manner that such Released Party reasonably believed to be in or not opposed to the best interests of the Debtors, and with respect to any criminal action or proceeding, had no reasonable cause to believe such Released Party’s conduct was unlawful; provided, however, that the foregoing shall not operate as a waiver or release of any rights or obligations arising from and after the Effective Date in respect of any agreements entered into or reaffirmed hereunder as of or following the Effective Date.

12.8         Avoidance Actions/Objections.

Other than any releases granted herein, by the Confirmation Order and by Final Order of the Bankruptcy Court, as applicable, from and after the Effective Date, the Reorganized Debtors shall have the right to prosecute any and all avoidance or equitable subordination actions, recovery causes of action and objections to Claims under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors or Debtors in Possession.

12.9         Injunction or Stay.

Except as otherwise expressly provided in the Plan or in the Confirmation Order, all Persons or entities who have held, hold or may hold Claims against, or Preconfirmation SFI Equity Interests in, the Debtors are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Preconfirmation SFI Equity Interest against any of the Reorganized Debtors or any of the Released Parties, to the extent of the release provided for in Section 12.7 hereof, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any Reorganized Debtor or any of the Released Parties, to the extent of the release provided for in Section 12.7 hereof, with respect to such Claim or Preconfirmation SFI Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against any Reorganized Debtor or any of the Released Parties, to the extent of the release provided in Section 12.7 hereof, or against the property or interests in property of any Reorganized Debtor or any of the Released Parties with respect to such Claim or Preconfirmation SFI Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due to any Reorganized Debtor or any of the Released Parties, to the extent of the release provided in Section 12.7 hereof, or against the property or interests in property of any Reorganized Debtor or any of the Released Parties with respect to such Claim or Preconfirmation SFI Equity Interest and (e) pursuing any Claim released pursuant to the Plan.

Unless otherwise provided in the Confirmation Order, all injunctions or stays arising under or entered during the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, that are in existence on the Confirmation Date shall remain in full force and effect until the Effective Date; provided, however, that no such injunction or stay shall preclude enforcement of parties’ rights under the Plan and the related documents.

ARTICLE XIII
RETENTION OF JURISDICTION

The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Reorganization Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation:

(a)           To hear and determine pending applications for the assumption or rejection of Executory Contracts or unexpired leases and the allowance of cure amounts and Claims resulting therefrom;

(b)           To determine any and all adversary proceedings, applications and contested matters;

(c)           To hear and determine all applications for compensation and reimbursement of expenses under sections 330, 331 and 503(b) of the Bankruptcy Code;

(d)           To hear and determine any timely objections to, or requests for estimation of Disputed Administrative Expense Claims and Disputed Claims, in whole or in part or disputes related to the distribution of the New Common Stock or cash pursuant hereto and to ensure that the distributions contemplated hereunder are accomplished as provided herein;

(e)           To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(f)            To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(g)           To consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(h)           To hear and determine disputes or issues arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, any agreement, instrument, or other document governing or relating to any of the foregoing or any settlement approved by the Bankruptcy Court; provided, however, that any dispute arising under or in connection with the Exit Facility Loans and the New TW Loan shall be determined in accordance with the governing law designated by the applicable documents;

(i)            To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including, without limitation, any request by the Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld)), prior to the Effective Date or request by the Reorganized Debtors after the Effective Date for an expedited determination of tax under section 505(b) of the Bankruptcy Code;

(j)            To hear and determine all disputes involving the existence, scope and nature of the discharges granted under the Plan, the Confirmation Order or the Bankruptcy Code;

(k)           To issue injunctions and effect any other actions that may be necessary or appropriate to restrain interference by any person or entity with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;

(l)            To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(m)          To hear and determine any rights, Claims or causes of action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;

(n)           To recover all assets of the Debtors and property of the Debtors’ estates, wherever located;

(o)           To enter a final decree closing the Reorganization Cases; and

(p)           To hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE XIV
MISCELLANEOUS PROVISIONS

14.1         Effectuating Documents and Further Transactions.

On or before the Effective Date, and without the need for any further order or authority, the Debtors shall file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents that are in form and substance reasonably satisfactory to the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan (which consent shall not be unreasonably withheld, except with respect to any provision in the Plan or action or inaction of the Debtors pursuant to the Plan under which the consent rights of the Majority Backstop Purchasers are not subject to a reasonableness requirement, in which case the consent of the Majority Backstop Purchasers shall not be subject to a reasonableness requirement).  The Reorganized Debtors are authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

14.2         Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements.  Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.  Any party issuing any instrument or making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

14.3         Corporate Action.

On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the managers or directors of one or more of the Debtors or Reorganized Debtors, as the case may be, shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors or the Reorganized Debtors are incorporated or established, without any requirement of further action by the managers or directors of the Debtors or the Reorganized Debtors.  On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended articles of organization or certificates of incorporation, as the case may be, with the Secretary of State of the state in which each such entity is (or shall be) organized, in accordance with the applicable general business law of each such jurisdiction.

14.4         Modification of Plan.

Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, but only after consultation with and consent to such alteration, amendment or modification by Time Warner (to the extent set forth in the New TW Loan Documents) and the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, (which consent shall not be unreasonably withheld); provided, however, that the Plan, as altered, amended or modified satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code and the Debtors have complied with section 1125 of the Bankruptcy Code.  The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, but only after consultation with and consent to such alteration, amendment or modification by Time Warner (to the extent set forth in the New TW Loan Documents) and the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, (which consent shall not be unreasonably withheld); provided, further, that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications.  A holder of a Claim that has accepted the Plan will be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

Prior to the Effective Date, the Debtors, with the consent of Time Warner (to the extent set forth in the New TW Loan Documents) and the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, (which consent shall not be unreasonably withheld), may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Preconfirmation Equity Interests.

14.5         Revocation or Withdrawal of the Plan.

The Debtors, with the consent of Time Warner (to the extent set forth in the New TW Loan Documents) and the Majority Backstop Purchasers, after consultation with the Creditors’ Committee (which consent shall not be unreasonably withheld), reserve the right to revoke or withdraw the Plan prior to the Confirmation Date.  If the Debtors revoke or withdraw the Plan with respect to any one or more of the Debtors in accordance with this Section 14.5, or if the Effective Date does not occur as to any Debtor, then, as to such Debtor, the Plan and all settlements and compromises set forth in the Plan and not otherwise approved by a separate Final Order shall be deemed null and void.  In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Preconfirmation Equity Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

14.6         Plan Supplement.

Any Plan Supplement and the documents contained therein shall be in form, scope and substance satisfactory to the Debtors, with the consent of Time Warner (to the extent set forth in the New TW Loan Documents) and the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), and shall be filed with the Bankruptcy Court no later than five (5) Business Days before the date scheduled for hearing on confirmation of the Plan, provided that the documents included therein may thereafter be amended and supplemented, subject to the consent of Time Warner (to the extent set forth in the New TW Loan Documents) and the Majority Backstop Purchasers, after consultation with the Creditors’ Committee, (which consent shall not be unreasonably withheld), prior to execution, so long as no such amendment or supplement materially affects the rights of holders of Claims.  The Plan Supplement and the documents contained therein are incorporated into and made a part of the Plan as if set forth in full herein.

14.7         Payment of Statutory Fees.

On or before the Effective Date, all fees payable under section 1930 of chapter 123 of title 28 of the United States Code shall be paid in Cash.  Following the Effective Date, all such fees shall be paid by the applicable Reorganized Debtor until the earlier of the conversion or dismissal of the applicable Reorganization Case under section 1112 of the Bankruptcy Code, or the closing of the applicable Reorganization Case pursuant to section 350(a) of the Bankruptcy Code.

14.8         Dissolution of the Creditors’ Committee.

On the Effective Date, except as provided below, the Creditors’ Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Reorganization Cases, and the retention or employment of the Creditors’ Committee’s attorneys, accountants and other agents, if any, shall terminate, except for (i) purposes of filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith, and (ii) participating in any appeal of the Confirmation Order which may be filed by a party other than the Creditors’ Committee.  On or before the Effective Date, the Creditors’ Committee shall dismiss, with prejudice, its pending appeal of the Bankruptcy Court’s order denying its request to compel disclosure from the informal committee of holders of the 2016 Notes under Bankruptcy Rule 9019.

14.9         Exemption from Transfer Taxes.

Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, the issuance of the New Common Stock, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

14.10       Expedited Tax Determination.

The Debtors, with the consent of the Majority Backstop Purchasers (which consent shall not be unreasonably withheld), and the Reorganized Debtors are authorized to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for any or all returns filed for, or on behalf of, the Debtors for any and all taxable periods (or portions thereof) ending after the Petition Date through and including the Effective Date.

14.11       Exhibits/Schedules.

All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

14.12       Substantial Consummation.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

14.13       Severability of Plan Provisions.

In the event that, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, at the request of the Debtors, subject to the consent of Time Warner (to the extent set forth in the New TW Loan Documents) and the Majority Backstop Purchasers (which consent shall not be unreasonably withheld, except with respect to any provision in the Plan or action or inaction of the Debtors pursuant to the Plan under which the consent rights of the Majority Backstop Purchasers are not subject to a reasonableness requirement, in which case the consent of the Majority Backstop Purchasers shall not be subject to a reasonableness requirement), have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

14.14       Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to its principles of conflict of law.

14.15       Conflicts.

Except as set forth in this Plan, to the extent that any provision of the Disclosure Statement conflicts with or is in, any way inconsistent with any provision of the Plan, the Plan shall govern and control.

14.16       Notices.

All notices, requests and demands to or upon the Debtors and the Majority Backstop Purchasers must be in writing (including by facsimile transmission) to be effective and, unless otherwise expressly provided under the Plan, will be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

SIX FLAGS, INC.
1540 Broadway
New York, NY  10036
Attn:  James Coughlin
Telephone:  (212) 652-9380
Facsimile:  (212) 354-3089

with a copy to:

On behalf of the Debtors

PAUL, HASTINGS, JANOFSKY & WALKER LLP
191 North Wacker Drive, 30th Floor
Chicago, Illinois 60606
Telephone:  (312) 499 -6000
Facsimile:  (312) 499-6100
Attn:  Paul E. Harner

Steven T. Catlett

- and -

PAUL, HASTINGS, JANOFSKY & WALKER LLP
75 East 55th Street
New York, New York  10022
Telephone:  (212) 318-6000
Facsimile:  (212) 319-4090
Attn:  William F. Schwitter

- and -

RICHARDS, LAYTON & FINGER, PA.
One Rodney Square
920 North King Street
Wilmington, Delaware  19801
Telephone:  (302) 651-7700
Facsimile:  (302) 651-7701
Attn:  Daniel J. DeFranceschi

- and -

On behalf of the Majority Backstop Purchasers

WHITE & CASE, LLP
Wachovia Financial Center

200 South Biscayne Boulevard, Suite 4900
Miami, Florida 33131

Telephone:  (305) 371-2700
Facsimile:  (305) 358-5744
Attn: Thomas E Lauria

John K. Cunningham

-and-

BAYARD, P.A.

222 Delaware Avenue, Suite 900

Wilmington, Delaware 19801

Telephone: (302) 655-5000

Facsimile:  (302) 658-6395

Attn:  Neil Glassman

GianClaudio Finizio

On behalf of the Official Committee of Unsecured Creditors

BROWN RUDNICK LLP

One Financial Center

Boston, MA  02111

Telephone:  (617) 856-8587

Attn:  Steven B. Levine

- and –

BROWN RUDNICK LLP

Seven Times Square

New York, NY  10036

Attn:  Andrew S. Dash

Dated:  April 1, 2010

Respectfully submitted,

Six Flags, Inc., et al.
(for itself and on behalf of each of the other Debtors)

By:	/s/ Jeffrey R. Speed
Name: Jeffrey R. Speed
Title: Chief Financial Officer

Exhibit A

AMENDED AND RESTATED ESCROW AGREEMENT

THIS AMENDED AND RESTATED ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Escrow Agreement”) is made and entered into as of March 29, 2010, by and among the parties listed on Schedule I hereto (collectively, the “Backstop Parties”) and Wilmington Trust FSB (the “Escrow Agent”). Capitalized terms used herein, but not otherwise defined shall have the meanings ascribed to such terms in the Equity Commitment Agreement (as defined below).  Immediately upon the execution by the Backstop Parties and the Escrow Agent of this Escrow Agreement, each and all of the terms and conditions of the agreement (the “Original Escrow Agreement”), dated March 18, 2010 shall be amended and restated in their entirety as set forth herein and the Original Escrow Agreement shall be terminated and shall be of no further force or effect.

WHEREAS, the Backstop Parties have agreed to deposit in escrow certain funds in accordance with the terms of that certain Amended Equity Commitment Agreement (the “Equity Commitment Agreement”), dated March 18, 2010, by and among the Backstop Parties and Six Flags, Inc. (the “Debtor”), and wish such deposit to be subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.             Appointment.  Under the Original Escrow Agreement, the Backstop Parties appointed the Escrow Agent as their escrow agent for the purposes set forth therein.  The Backstop Parties hereby reaffirm such appointment for the purposes set forth herein and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.             Fund.  Pursuant to the Original Escrow Agreement, each Backstop Party agreed to deposit and deposited into an escrow account (the “Escrow Account”) with the Escrow Agent (i) the amount set forth opposite its name under the column entitled Offering Amount on Schedule I hereto, which in the aggregate for all Backstop Parties totals $505,500,000 (the “Offering Amount”), (ii) the amount, if any, set forth opposite its name under the column entitled Direct Purchase Amount on Schedule I hereto, which in the aggregate for all Backstop Parties totals $75,000,000 (the “Direct Purchase Amount”), (iii) the amount, if any, set forth opposite its name under the column entitled Additional Direct Purchase Amount on Schedule I hereto, which in the aggregate for all Backstop Parties totals $50,000,000 (the “Additional Direct Purchase Amount”) and (iv) the amount, if any, set forth opposite its name under the column entitled Delayed Draw Amount on Schedule I hereto, which in the aggregate totals $25,000,000 (the “Delayed Draw Amount” and collectively with the Offering Amount, the Direct Purchase Amount and the Additional Direct Purchase Amount, the “Escrow Deposit”).  Schedule I hereto also sets forth the aggregate amount contributed by each Backstop Party to the Escrow Deposit (the “Aggregate Amount Per Backstop Party”).  The Escrow Agent shall hold the Escrow Deposit, which shall total $655,500,000 and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Deposit and the proceeds thereof (the “Fund”) as directed in Section 5. Upon deposit of the Escrow Deposit, the Escrow Agent acknowledged receipt of such deposit by delivery of a written notice to Pentwater Capital Management LP, the representative of the Backstop Parties (the “Backstop Parties Representative”).

3.             Delayed Draw Equity Commitment Agreement.  The Backstop Parties who have committed a portion of the Delayed Draw Amount agree to deliver to the Escrow Agent a copy of a definitive agreement finalizing the terms of the Delayed Equity Draw Commitment pursuant to the Equity Commitment Agreement (the “Delayed Draw Equity Commitment Agreement”) executed by such Backstop Parties.  Upon such delivery, the Escrow Agent shall hold the signature pages of such Backstop Parties to the Delayed Draw Equity Commitment Agreement in escrow until it is released pursuant to the terms of Section 6.

4.             Funds Not Subject to Bankruptcy Estates.  The Backstop Parties intend and agree that the Fund will not be considered property of the bankruptcy estates of the Debtor or any of its affiliates, will not be subject to the bankruptcy estates of the Debtor or any of its affiliates in the Debtor’s proceedings under the Bankruptcy Code and will not be subject to the jurisdiction or control of the Bankruptcy Court, any bankruptcy trustee or the creditors of the Debtor or any of its affiliates.

5.             Investment of Fund.  The Escrow Agent shall hold the Escrow Deposit until March 29, 2010 in a non-interest bearing demand deposit account with the Escrow Agent, which account is covered by FDIC insurance for the entire balance in the account through June 30, 2010 under the Transaction Account Guarantee Program under the FDIC’s Temporary Liquidity Guarantee Program and is thereafter instructed to invest the Escrow Deposit in the Federated Government Obligations Fund (Institutional Service Shares); provided that if prior to March 29, 2010, the Escrow Agent has received written instructions from the Backstop Parties Representative to direct the Escrow Deposit into a different FDIC insured account, whether within the Escrow Agent or with a different FDIC insured institution, the Escrow Agent shall promptly act in accordance with such instructions; provided, further, that, notwithstanding the foregoing, the portion of the Escrow Deposit contributed by Kivu Investment Fund Limited, CQS Convertible and Quantitative Strategies Master Fund Limited and CQS Directional Opportunities Master Fund Limited  (collectively, the “CQS Funds”) shall be deposited back into an FDIC insured account as soon as reasonably practical after March 31, 2010. The Backstop Parties agree to pay the Escrow Agent within ten Business Days of receipt of written demand thereof an amount equal to the FDIC insurance premiums required to be paid by the Escrow Agent in respect of the Fund for the period in which the Fund was held in an FDIC insured account (it being understood that such premiums are 5 basis points of the cash principal amount of the Fund calculated on the last day of each calendar quarter with respect to the cash principal amount of the Fund on such date); provided that, to the extent that only the CQS Funds are held in an FDIC insured account, the Backstop Parties that contributed such funds shall pay any resulting FDIC insurance premiums required to be paid by the Escrow Agent in respect of such period.  Each Backstop Party acknowledges that shares in the mutual fund are not obligations of Wilmington Trust FSB or Wilmington Trust Corporation, are not deposits and are not insured by the FDIC. The Escrow Agent or its affiliate may be compensated by the mutual fund for services rendered in its capacity as investment advisor, or other service provider, such as provider of shareholder servicing and distribution services, and such compensation is both described in detail in the prospectus for the fund, and is in addition to the compensation, if any, paid to Wilmington Trust FSB in its capacity as Escrow Agent hereunder.  Any income received or losses incurred as a result of investments of the Escrow Deposit pursuant to this Section 5 shall be added to the Fund and disbursed in accordance with Section 6, provided that, to the extent the portion of the Fund contributed by each Backstop Purchaser is invested in income bearing accounts or instruments, each such Backstop Party shall receive its pro rata portion of such income in accordance with the commitment percentage of each Backstop Party calculated by dividing the portion of the Aggregate Amount Per Backstop Party invested in such income bearing accounts or instruments by the total amount of the Escrow Deposit invested in such income bearing accounts or instruments (each such percentage to be set forth on Schedule I hereto, an “Aggregate Amount Commitment Percentage”).  Monthly statements will be provided to the Backstop Parties Representative reflecting transactions executed in connection with the investment of the Escrow Deposit.

6.             Disposition and Termination.  (a)  The Escrow Agent shall release funds from the Fund in accordance with the following:

(i)            the Escrow Agent shall promptly release to each Backstop Party, by wire transfer of immediately available funds to the account designated by each such Backstop Party in accordance with Schedule I attached hereto, such Backstop Party’s Aggregate Amount Per Backstop Party upon the occurrence of the following events:

(A)          within one Business Day (as defined below) following receipt of a certificate from the Backstop Parties Representative stating that the Equity Commitment Agreement has terminated in accordance with its terms;

(B)           within one Business Day following receipt of a certificate from the Backstop Parties Representative stating that three days have elapsed from the entry by the Bankruptcy Court of an order allowing the claims asserted by the indenture trustee for the SFO Notes for “make-whole”, prepayment, “no-call” or other similar claims or damages;

(C)           within one Business Day following April 19, 2010, unless prior to such date the Escrow Agent has received a certificate from the Backstop Parties Representative stating that the Debtor has executed the Equity Commitment Agreement or the court has granted the Backstop Parties Motion to Terminate Exclusivity; or

(D)          within one Business Day following May 17, 2010, unless prior to such date the Fund was released by the Escrow Agent in accordance with Section 6(a)(ii) below.

(ii)           unless previously released pursuant to Section 6(a)(i) above, on the Effective Date (which shall be communicated to the Escrow Agent at lease one day prior to such date), (A) the amount of the Offering (as such terms is defined in the Equity Commitment Agreement) that is not, or cannot be subscribed for and purchased prior to the relevant subscription expiration date of the Offering (the “Unsubscribed Offering Amount”), (B) the Direct Purchase Amount, and (C) the Additional Direct Purchase Amount shall be released to the subscription agent (the “Subscription Agent”) designated by the Backstop Parties in connection with the Offering following receipt by the Escrow Agent from the Backstop Parties Representative, of a certificate to that effect, it being understood that all such amounts shall be set forth on the certificate. Any funds out of the Offering Amount not released to the Subscription Agent in accordance with Section 6(a)(ii)(A), shall be automatically released to the Backstop Parties such that each Backstop Party shall receive an amount equal to the result of multiplying such Backstop Party’s Offering Commitment Percentage by the difference between the Offering Amount and the Unsubscribed Offering Amount, it being understood that all such amounts shall be set forth on a certificate to be delivered to the Escrow Agent by the Backstop Parties Representative.

(iii)          unless previously released pursuant to Section 6(a)(i) above, the Escrow Agent shall release to each Backstop Party who deposited a Delayed Draw Amount the amount deposited by such party  upon the occurrence of the following events:

(A)          within one Business Day following receipt of the Delayed Draw Equity Commitment Agreement (together with only the signature pages executed by the Backstop Parties party thereto) and a certificate from the Backstop Parties Representative setting forth the amount to be released by the Escrow Agent to each such Backstop Party; or

(B)           within one Business Day following receipt of a certificate from the Backstop Parties Representative stating that the Bankruptcy Court denied confirmation of the Plan or the Effective Date did not occur within 15 days following the Confirmation Order.

(iv)          unless previously released pursuant to Section 6(a)(i) above, as set forth in the first proviso to the first sentence in Section 5.

Upon delivery of the Fund by the Escrow Agent in accordance with this Section 6, this Escrow Agreement shall terminate.

(b)           All payments pursuant to this Section 6 shall be made by wire transfer as directed by the Person entitled to receive such payments.

(c)           The Escrow Agent shall release the Delayed Draw Equity Commitment Agreement and the signature pages executed by the Backstop Parties party thereto in accordance with the following:

(i)            the Escrow Agent shall promptly release to the Backstop Parties Representative:

(A)          upon receipt of a certificate from the Backstop Parties Representative stating that the Equity Commitment Agreement has terminated in accordance with its terms;

(B)          upon receipt of a certificate from the Backstop Parties Representative stating that three days have elapsed from the entry by the Bankruptcy Court of an order allowing the claims asserted by the indenture trustee for the SFO Notes for “make-whole”, prepayment, “no-call” or other similar claims or damages;

(C)          on April 19, 2010, unless prior to such date the Escrow Agent has received a certificate from the Backstop Parties Representative stating that the Debtor has executed the Equity Commitment Agreement or the court has granted the Backstop Parties Motion to Terminate Exclusivity; or

(D)          on May 17, 2010, unless prior to such date the Delayed Draw Equity Commitment Agreement was released by the Escrow Agent in accordance with Section 6(c)(ii) below.

(ii)           unless previously released pursuant to Section 6(c)(i) above, the Delayed Draw Equity Commitment Agreement shall be released to the Backstop Parties party thereto and Six Flags Entertainment Corporation at such time the Escrow Agent has received, on or after the Effective Date, the countersignature of Six Flags Entertainment Corporation to the Delayed Draw Equity Commitment Agreement.

7.             Escrow Agent.  (a)  In acting hereunder, the Escrow Agent shall have only such duties as are specified herein and no implied duties shall be read into this Agreement, and the Escrow Agent shall not be liable for any act done, or omitted to be done, by it in the absence of its gross negligence, willful misconduct, fraud or bad faith.

(b)           The Escrow Agent may act in reliance upon any writing or instrument or signature delivered by the Backstop Parties Representative which it, in good faith, believes genuine and may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

(c)           The Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel; provided that the Escrow Agent has first consulted with and attempted to resolve any question or dispute with the Backstop Parties Representative prior to taking any such action.

(d)           The Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in the Escrow Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

(e)           The Backstop Parties shall pay to the Escrow Agent compensation for its services hereunder $2,500 to be deducted from the balance of the Fund.  In the event the Escrow Agent incurs any reasonable out-of-pocket cost or expense in connection with the Escrow Account or renders any extraordinary services in connection with the Escrow Account at the request of the Backstop Parties, the Escrow Agent shall be entitled to additional compensation therefor.

(f)            The Backstop Parties Representative agrees to indemnify the Escrow Agent, its directors, officers, employees and agents (collectively, the “Indemnified Parties”), and hold the Indemnified Parties harmless from any and against any and all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges, including, without limitation, reasonable attorney’s fees and expenses (excluding allocated costs of in-house counsel, if any), which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of the Escrow Agent under this Escrow Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be caused by the Escrow Agent’s gross negligence, willful misconduct or bad faith.  The terms of this paragraph (f) shall survive termination of this Agreement.

(g)           In the event the Escrow Agent receives conflicting instructions hereunder, the Escrow Agent shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of the Escrow Agent.

(h)           The Escrow Agent may resign as Escrow Agent at any time upon sixty (60) days’ prior written notice of such resignation, and, upon its resignation, shall thereupon be discharged from any and all further duties and obligations under this Agreement, except for the transference of the Escrow Deposit to the Substitute Escrow Agent (as defined below) by giving notice in writing of such resignation to the Backstop Parties Representative, which notice shall specify a date upon which such resignation shall take effect.  Upon the resignation of the Escrow Agent, the Backstop Parties, within thirty (30) business days after the Backstop Parties Representative receiving the foregoing notice from the Escrow Agent, shall designate a substitute escrow agent (the “Substitute Escrow Agent”), which Substitute Escrow Agent shall, upon its designation and notice of such designation to the Escrow Agent, succeed to all of the rights, duties and obligations of the Escrow Agent hereunder. In the event the Backstop Parties shall not have delivered to the Escrow Agent a written designation of Substitute Escrow Agent within the aforementioned thirty (30) day period, together with the consent to such designation by the Substitute Escrow Agent, the Escrow Agent may apply to a court of competent jurisdiction to appoint a Substitute Escrow Agent, and the costs of obtaining such appointment shall be reimbursable from the Backstop Parties.

8.             Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a)           Patriot Act Disclosure.  Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, the Backstop Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Backstop Parties identity including without limitation name, address and organizational documents (“identifying information”). The Backstop Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b)           Taxpayer Identification Numbers (“TIN”).  The Backstop Parties have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation.  The Backstop Parties each represent that its correct TIN assigned by the IRS, or any other taxing authority, is set forth in the delivered forms, as well as in the Substitute IRS Form W-9 set forth on the signature page of this Agreement.

(c)           Tax Reporting.  All interest or other income earned under the Escrow Agreement shall be allocated to each Backstop Party in accordance with its respective Aggregate Amount Commitment Percentage and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Account by the Backstop Parties whether or not said income has been distributed during such year.  Any other tax returns required to be filed will be prepared and filed by the Backstop Parties with the IRS and any other taxing authority as required by law.  The Backstop Parties acknowledge and agree that the Escrow Agent shall have no responsibility for the preparation and/or filing of any income, franchise or any other tax return with respect to the Fund or any income earned by the Escrow Deposit.  The Backstop Parties further acknowledge and agree that any taxes payable from the income earned on the investment of any sums held in the Escrow Deposit shall be paid by the Backstop Parties in accordance with their respective Aggregate Amount Commitment Percentage. In the absence of written direction from the Backstop Parties, all proceeds of the Fund shall be retained in the Fund and reinvested from time to time by the Escrow Agent as provided in this Agreement.  The Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

9.             Notices.  All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(a)           upon delivery, if delivered personally, or upon confirmed transmittal, if by facsimile; or

(b)           on the next Business Day (as hereinafter defined) if sent by overnight courier;

to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to the Backstop Parties Representative:

Pentwater Capital Management LP

227 W. Monroe St., Suite 4000

Chicago, IL 60606

Attention: Dan Murphy

With copy to:

White & Case LLP

Wachovia Financial Center

200 South Biscayne Boulevard, Suite 4900
Miami, Florida 33131

Telephone:  (305) 371-2700

Facsimile:  (305) 358-5744

Attention: Thomas E. Lauria

John K. Cunningham

If to the Escrow Agent:                      Wilmington Trust

Corporate Client Services

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention:  Peter Finkel

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (a) and (b) of this Section 9, such communications shall be deemed to have been given to the Escrow Agent on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office.  In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.  “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

10.          Security Procedures.  In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule II, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule II, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the Backstop Parties Representative’s executive officers, (“Executive Officers”), as the case may be, which shall include the title of Chief Financial Officer, as the Escrow Agent may select. Such “Executive Officer” shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Backstop Parties to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank.  The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The Backstop Parties acknowledge that these security procedures are commercially reasonable.

11.          Compliance with Court Orders.  In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction; provided that the Escrow Agent shall notify the Backstop Parties Representative of any such event and provided further that the Backstop Parties Representative shall be given the opportunity to object to such proceedings with the help of a legal counsel of its choosing, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

12.          Miscellaneous.  The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Backstop Parties.  Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any party, without the prior consent of the Escrow Agent and the other parties.  This Escrow Agreement shall be governed by and construed under the laws of the State of New York without regard to its conflicts of laws principles. Each party to this Escrow Agreement irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement.  No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.  This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.  If any provision of this Escrow Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.  A person who is not a party to this Agreement shall have no right to enforce any term of this Escrow Agreement. The Backstop Parties represent, warrant and covenant that each document, notice, instruction or request provided by such party to Escrow Agent shall comply with applicable laws and regulations.  Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Escrow Agreement shall be enforced as written.  Nothing in this Escrow Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Backstop Parties any legal or equitable right, remedy, interest or claim under or in respect of this Escrow Agreement or any funds escrowed hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

Stark Master Fund Ltd.

By: Stark Offshore Management LLC, its investment manager

By	/s/ Richard Barnard
Name: Richard Barnard
Title: Authorized Signatory

Stark Criterion Master Fund Ltd.

By: Stark Criterion Management LLC, its investment manager

By	/s/ Richard Barnard
Name: Richard Barnard
Title: Authorized Signatory

Kivu Investment Fund Limited

By	/s/ Martin Lancaster
Name: Martin Lancaster
Title: Director

CQS Convertible and Quantitative Strategies Master Fund Limited

By	/s/ Tara Glaser
Name: Tara Glaser
Title: Authorised Signatory

CQS Directional Opportunities Master Fund Limited

By	/s/ Tara Glaser
Name: Tara Glaser
Title: Authorised Signatory

Credit Suisse Securities (USA) LLC

By	/s/ Robert J. MacNaughton
Name: Robert MacNaughton
Title: Managing Director

Capital Ventures International

By: Susquehanna Advisors Group, Inc., its authorized agent

By	/s/ Joel Greenberg
Name: Joel Greenberg
Title: Vice President

Mariner Tricadia Credit Strategies Master Fund Ltd.

By: Tricadia Capital Management, LLC, as Investment Manager

By	/s/ Barry Monday
Name: Barry Monday
Title: Chief Administrative Officer

Tricadia Distressed and Special Situations Master Fund Ltd.

By: Tricadia Capital Management, LLC, as Investment Manager

By	/s/ Barry Monday
Name: Barry Monday
Title: Chief Administrative Officer

Structured Credit Opportunities Fund II, LP

By: Tricadia Capital Management, LLC, as Investment Manager

By	/s/ Barry Monday
Name: Barry Monday
Title: Chief Administrative Officer

1798 Relative Value Master Fund, Ltd.

By	/s/ Gary Lehrman
Name: Gary Lehrman
Title: PM

Altai Capital Master Fund, Ltd.

By: Altai Capital Management, L.P., its investment advisor

By	/s/ Steven V. Tesoriere
Name: Steven V. Tesoriere
Title: Managing Principal

H Partners Management LLC

By	/s/ Lloyd Blumberg
Name: Lloyd Blumberg
Title: Authorized Signatory

BHR Master Fund, Ltd.

By	/s/ Michael Thompson
Name: Michael Thompson
Title: MD

BHCO Master, Ltd.

By	/s/ Michael Thompson
Name: Michael Thompson
Title: MD

Pentwater Growth Fund Ltd.

By: Pentwater Capital Management LP, its investment manager

By	/s/ Neil Nenadovic
Name: Neil Nenadovic
Title: Chief Financial Officer

Pentwater Equity Opportunities Master Fund Ltd.

By: Pentwater Capital Management LP, its investment manager

By	/s/ Neil Nenadovic
Name: Neil Nenadovic
Title: Chief Financial Officer

Oceana Master Fund Ltd.

By: Pentwater Capital Management LP, its investment manager

By	/s/ Neil Nenadovic
Name: Neil Nenadovic
Title: Chief Financial Officer

LMA SPC on behalf of MAP 98 Segregated Portfolio

By: Pentwater Capital Management LP, its investment manager

By	/s/ Neil Nenadovic
Name: Neil Nenadovic
Title: Chief Financial Officer

Fortelus Capital Management LLP

By	/s/
Name:
Title:

WILMINGTON TRUST FSB

as Escrow Agent

By:	/s/

Name:

Title:

Exhibit B

Form of Shapiro Amended and Restated Employment Agreement

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (the “Agreement”), dated as of April 1, 2010, is entered into by and among Six Flags, Inc., a Delaware corporation (“SF”), Six Flags Operations Inc., a Delaware corporation, and Six Flags Theme Parks Inc., a Delaware corporation (collectively, the “Company”), and Mark Shapiro (the “Executive”).

W I T N E S S E T H:

WHEREAS, Executive is currently employed by the Company pursuant to that certain Employment Agreement between Executive and the Company dated as of April 1, 2009, as amended (the “Existing Employment Agreement”);

WHEREAS, the Company and Executive desire to modify the terms and conditions of Executive’s continued employment by entering into this Agreement; and

WHEREAS, this Agreement shall supersede and replace the Existing Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, it is hereby agreed as follows:

1.             Term of Employment.  The term of Executive’s employment by the Company pursuant to this Agreement commenced on April 1, 2009 (the “Effective Date”) and shall expire on the fourth anniversary of the Effective Date (the “Term”), subject to earlier termination in accordance with Section 4 hereof.

2.             Position, Duties and Location.  During the Term,

(a)           Position and Duties.  Executive shall serve as the President and Chief Executive Officer of the Company, with the duties and responsibilities customarily assigned to such position and such other customary duties as may reasonably be assigned to Executive from time to time by the Board (as defined below) consistent with such position.  Executive shall at all times report solely and directly to the Board.  All other employees will report to Executive either directly or through other employees as determined by Executive.

(b)           Attention and Time.  Executive shall devote substantially all his business attention and time to his duties hereunder and shall use his reasonable best efforts to carry out such duties faithfully and efficiently.  During the Term, it shall not be a violation of this Agreement for Executive to (i) serve on industry, trade, civic or charitable boards or committees; (ii) deliver lectures or fulfill speaking engagements; or (iii) manage personal investments, as long as such activities do not materially interfere with the performance of Executive’s duties and responsibilities as described herein.  Executive shall be permitted to serve on for-profit corporate boards of directors and advisory committees if approved in advance by the Board, which approval shall not unreasonably be withheld.

(c)           Location.  Executive’s principal place of employment shall be located in New York, New York; provided that Executive shall travel and shall render services at other locations, both as may reasonably be required by his duties hereunder.

3.             Compensation.

(a)           Base Salary.  During the Term, Executive shall receive a base salary (the “Base Salary”) at an annual rate of $1,300,000.  Base Salary shall be paid at such times and in such manner as the Company customarily pays the base salaries of its employees.  In the event that Executive’s Base Salary is increased by the Board in its discretion at any time during the Term, such increased amount shall thereafter constitute the Base Salary.

(b)           Annual Bonus.  During the Term, Executive shall be paid an annual cash bonus based on the attainment of performance targets in accordance with Exhibit A hereto.  The “Target Bonus” shall be $1,300,000 and the “Maximum Bonus” shall be $2,600,000.  The annual bonus shall be payable at such time as bonuses are paid to other senior executive officers of the Company but no later than 2 1/2 months following the end of each fiscal year of the Company.  For the avoidance of any doubt, the annual bonus earned by Executive for fiscal year 2009 shall be calculated on results for the full fiscal year and shall not be prorated on account of the Effective Date.

(c)           Success Fee.  Upon the first to occur of:  (i) the closing date of SF’s proposed Exchange Offer for its Senior Notes or (ii) the emergence of the Company from a chapter 11 bankruptcy (the first to occur of (i) or (ii), a “Triggering Event”), the Company shall pay Executive a lump sum cash payment of $2,000,000 within ten (10) business days. In addition, if Executive remains employed by the Company until the first anniversary of the Triggering Event, the Company shall pay Executive a lump sum cash payment of $1,000,000 within ten (10) business days of such anniversary date; provided that, if Executive’s employment is terminated (i) by the Company without Cause (as defined below), (ii) by Executive for Good Reason (as defined below), (iii) by Executive without Good Reason under circumstances where he is entitled to receive the payments and benefits specified in Section 4(c) below or (iv) due to Executive’s death or Disability (as defined below), in each instance, on or after the occurrence of a Triggering Event but prior to the first anniversary of the Triggering Event, such amount shall instead be paid to Executive within ten (10) business days of the date of termination.

(d)           Equity Awards.  Promptly following a Triggering Event, SF shall issue Executive under the long-term incentive plan described in Company’s Modified Fourth Amended Joint Plan of Reorganization filed as of April 1, 2010 (as amended or supplemented by the Company, the “Plan”) restricted shares (the “Restricted Stock”) of SF’s common stock (the “Common Stock”) and options to purchase shares of Common Stock (the “Options”) in an amount and with vesting and other terms as mutually agreed to between the Board and Executive.

(e)           Other Compensation and Benefits.  During the Term, the Company shall provide and Executive shall be entitled to participate in or receive benefits under any pension plan, profit sharing plan, stock option plan, stock purchase plan or

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arrangement, health, disability and accident plan or any other employee benefit plan or arrangement, including any non-qualified or deferred compensation or retirement programs made available now or in the future to senior executives of the Company on a basis no less favorable than provided any other senior executive of the Company; provided that Executive complies with the conditions attendant with coverage under such plans or arrangements.  In addition to the Company’s group insurance policies, the Company shall provide Executive with term life insurance with a death benefit equal to his Base Salary and with a disability insurance policy that provides for full income replacement for the first thirty-six (36) months of Executive’s Disability after which time the standard disability benefit available to senior executives shall apply to Executive.  Full income shall include Base Salary for the year in which disability occurs plus the greater of the actual bonus for the year prior to the occurrence of disability or the Target Bonus for the year in which disability occurs.  Except as expressly provided in this Agreement, nothing contained herein shall be construed to prevent the Company from modifying or terminating any plan or arrangement, not including the annual bonus plan described in Section 3(b), in existence on the date hereof provided that no such modification or termination adversely affects any award or other entitlement previously granted to Executive.  Without limiting the generality of the foregoing, Executive shall be entitled to no less than four weeks of paid vacation per calendar year.  The Company shall also reimburse Executive for the cost (including travel costs) of an annual physical exam provided by an executive health program selected by Executive.

(f)            Perquisites; Expenses.  During the Term, Executive shall be entitled to perquisites no less favorable than those provided to any other senior executive of the Company.  In addition, the Company shall promptly pay or, if such expenses are paid directly by Employee, Executive shall be entitled to receive prompt reimbursement, for all reasonable expenses that Executive incurs during his employment with the Company in carrying out Executive’s duties under this Agreement, including, without limitation, those incurred in connection with business related travel or entertainment, upon presentation of expense statements and customary supporting documentation.  Executive shall be reimbursed for the cost of commutation (by train, car or car service at Executive’s discretion) between his home and the Company’s office and between his home and an airport and at all other times when traveling on Company business.  When traveling on company business, Executive shall be entitled to use any aircraft owned or leased by the Company (“Company Aircraft”) or fly commercial first-class. Any other use of Company Aircraft shall be governed by applicable Company policy.

(g)           Additional Compensation and Benefits.  Nothing contained in this Agreement shall limit the Board in awarding, in its discretion, additional compensation and benefits to Executive.

4.             Termination of Employment; Change in Control.

(a)           Death; Disability; Termination For Cause.  Executive’s employment shall terminate automatically upon his death or Disability.  The Company may terminate Executive’s employment for Cause.  It shall not be deemed to be a breach of this Agreement for the Executive to voluntarily terminate his employment without Good Reason.  Upon a termination of Executive’s employment (i) due to Executive’s death or Disability, or

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(ii) by the Company for Cause or by the Executive without Good Reason, Executive (or, in the case of Executive’s death, Executive’s estate and/or beneficiaries) shall be entitled to:  (A) unpaid Base Salary through the Date of Termination (as defined below); (B) any earned but unpaid bonus for the prior fiscal year; (C) any benefits due to Executive under any employee benefit plan of the Company and any payments due to Executive under the terms of any Company program, arrangement or agreement, including insurance policies but excluding any severance program or policy and (D) any expenses owed to Executive ((A), (B), (C) and (D) collectively, the “Accrued Amounts”).  Except as provided in the preceding sentence, Executive shall have no further right or entitlement under this Agreement to payments arising from termination of his Employment by the Company for Cause or by Executive without Good Reason.  In the event of a termination of Executive’s employment due to Executive’s death or Disability, Executive (or in the case of Executive’s death, Executive’s estate and/or beneficiaries) shall be entitled to a lump-sum cash amount equal to the Target Bonus for Executive for the year of termination pro-rated based on the number of days from the beginning of the year through the Date of Termination divided by the total number of days in the year of termination and all options and shares of restricted stock previously granted to Executive shall fully vest and all outstanding options shall remain exercisable for their originally scheduled respective terms (other any options granted to Executive prior to the date hereof that do not so provide for such continued exercisability in accordance with its terms).

(b)           Termination Without Cause or for Good Reason.  The Company may terminate Executive’s employment without Cause and Executive may terminate his employment for Good Reason, in each case upon thirty days prior written notice.  In the event that, during the Term, the Company terminates Executive’s employment without Cause or Executive terminates his employment for Good Reason, Executive shall be entitled to the following in lieu of any payments or benefits under any severance program or policy of the Company within ten (10) business days:

(i)            the Accrued Amounts plus a lump sum cash amount equal to the Target Bonus for Executive for the year of termination pro-rated based on the number of days from the beginning of the year through the Date of Termination divided by the total number of days in the year of termination;

(ii)           a lump sum cash severance payment equal to three times the sum of (X) Executive’s Base Salary and (Y) annual bonus; the severance payable shall be computed based upon (A) Executive’s highest Base Salary in effect at any time during his employment with the Company and (B) Executive’s Target Bonus as provided for in this Agreement;

(iii)          continued coverage for a period of thirty-six (36) months commencing on the Date of Termination or until Executive receives comparable coverage (determined on a benefit-by-benefit basis) from a subsequent employer (A) for Executive (and his eligible dependents, if any) under the Company’s health plans (including medical and dental) and other welfare benefit plans on the same basis as such coverage is made available to executives employed by the Company (including, without limitation, co-pays, deductibles and other required payments and limitations) and (B)

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under any Company-provided life insurance and disability insurance policies and plan under which Executive was insured immediately prior to the Date of Termination; and

(iv)          full vesting of all options and shares of restricted stock then held by Executive, with all outstanding options remaining exercisable for their originally scheduled respective terms (other than any incentive stock options granted to Executive prior to the date hereof that do not provide for such continued exercisability in accordance with their terms).

(c)           Change in Control.  In the event of a Change in Control (as defined below), all options and shares of restricted stock then held by Executive shall fully vest and all outstanding options shall remain exercisable for their originally scheduled respective terms (other than incentive stock options granted to Executive prior to the date hereof that do not provide for such continued exercisability in accordance with their terms).  If, during the ninety (90) day period following a Change in Control, Executive’s employment is voluntarily terminated by Executive without Good Reason, Executive shall be entitled to receive the payments and benefits specified in Section 4(b) above.

(d)           Definitions.  For purposes of this Agreement, the following definitions shall apply:

(i)            “Affiliate” of a person or other entity shall mean:  a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

(ii)           “Board” shall mean the Board of Directors of SF.

(iii)          “Cause” shall mean:  (A) Executive’s willful and continuing failure (except where due to physical or mental incapacity) to substantially perform his duties hereunder, which is not remedied within fifteen (15) days after receipt of written notice from the Company specifying such failure; (B) Executive’s willful malfeasance or gross neglect in the performance of his duties hereunder resulting in material harm to the Company; (C) Executive’s conviction of, or plea of guilty or nolo contendere to, a felony or a misdemeanor involving moral turpitude; (D) the commission by Executive of an act of fraud or embezzlement against the Company or any Affiliate; or (E) Executive’s willful material breach of any material provision of this Agreement (as determined in good faith by the Board) which is not remedied within fifteen (15) days after (I) receipt of written notice from the Company specifying such breach and (II) the opportunity to appear before the Board.  For purposes of the preceding sentence, no act or failure to act by Executive shall be considered “willful” unless done or omitted to be done by Executive in bad faith or without reasonable belief that Executive’s action or omission was in the best interests of the Company.

(iv)          “Change in Control” shall mean:  (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding (x) any employee benefit plan of SF and (y) any Permitted Holder), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and

5

13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only through the passage of time), directly or indirectly, of more than thirty-five percent (35%) of the voting stock of SF; (B) any transaction, including without limitation any merger, consolidation, tender offer or other transaction (whether effected by SF or by any other person) or any action (such as a deregistration or delisting of the securities of SF) taken by SF or any of its affiliates, the result of which is, in either case, that (1) SF is no longer a reporting company under the Exchange Act, or (2) the common stock of SF is no longer listed on a national securities exchange; (C) at any time, the Continuing Directors (as defined below) cease for any reason to constitute at least a majority of the Board; (D) a direct or indirect sale or other transfer of all or substantially all of the assets of SF and its Subsidiaries, taken as a whole, or (E) any merger, consolidation or like business combination or reorganization of SF, the consummation of which would result in either (x) the occurrence of any event described in clause (A) above, or (y) the voting securities of SF outstanding immediately prior to the consummation of such merger, consolidation or like business combination or reorganization not representing (either by remaining outstanding or by being converted into voting securities of the applicable surviving or other entity) more than fifty percent (50%) of the combined voting power of the voting securities of SF or such surviving or other entity outstanding immediately after such merger, consolidation or like business combination or reorganization; provided, however, that the consummation of the transactions contemplated by the Plan shall not be deemed to constitute a “Change in Control” as of the effective date of such Plan.  Only one (1) Change in Control may occur during the Term.

(v)           “Continuing Directors” shall mean, as of any date of determination, any member of the Board who (i) was a member of the Board on the date of this Agreement or, following a Triggering Event, was a member of the Board on the date of such Triggering Event or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

(vi)          “Date of Termination” / “Notice of Termination”  Any termination of Executive’s employment by the Company or by Executive under this Section 4 (other than termination due to death) shall be communicated by a written notice to the other parties hereto indicating the specific termination provision in this Agreement relied upon, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated, and specifying a “Date of Termination” (a “Notice of Termination”) which, if submitted by Executive, shall be at least thirty (30) days following the date of such notice.  A Notice of Termination submitted by the Company may provide for a “Date of Termination” on the date Executive receives the Notice of Termination, or any date thereafter elected by the Company in its sole discretion not to exceed thirty (30) days following the date of such notice.  The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or Good Reason shall not waive any right of Executive or the Company hereunder or preclude Executive or the Company thereafter

6

from asserting such fact or circumstance within a period of six months from the Date of Termination in order to enforce Executive’s or the Company’s otherwise applicable rights hereunder.

(vii)         “Disability” shall have the same meaning as in, and shall be determined in a manner consistent with any determination under, the long-term disability plan of the Company in which Executive participates from time to time, or if Executive is not covered by such a plan, “Disability” shall mean Executive’s permanent physical or mental injury, illness or other condition that prevents Executive from performing his duties to the Company for a total of six (6) months during any twelve (12) month period, as reasonably determined by a physician selected by Executive and acceptable to the Company or the Company’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

(viii)        “Good Reason” shall mean the occurrence, without Executive’s express written consent, of:  (A) an adverse change in Executive’s employment’s title or change in Executive’s duty to report solely and directly to the Board; (B) a diminution in Executive’s employment duties, responsibilities or authority, or the assignment to Executive of duties that are materially inconsistent with his position; (C) any reduction in Base Salary, Maximum Bonus or Target Bonus as set forth in Section 3(b); (D) a relocation of Executive’s principal place of employment to a location outside of the New York area that would unreasonably increase Executive’s commute; (E) at any time during the Term failure of Executive to be nominated for election as a director of the Company throughout the Term or removal of Executive as a director of the Company by the Board other than for Cause; (F) during the fifteen month period commencing on the date of the Triggering Event (x) a determination by the Board to abandon or change in any material respect the applicable business plan, capital expenditure plan, capitalization and/or strategic growth plan of the Company, as set forth in SF’s or the Company’s business plans as of the date hereof or (y) a determination by the Board to shut down, close, dispose of or divest any business or operations of the Company and its subsidiaries (including, without limitation, Dick Clark Productions ), or dispose of a divest any material asset of the Company and its subsidiaries (taken as a whole), or (z) a determination by the Board to terminate or hire any employee of SF, the Company or any subsidiary thereof that reports directly to the Executive which, in the case of clauses (x), (y) or (z), is without Executive’s prior approval; or (G) any breach by the Company of any material provision of this Agreement (including but not limited to any breach of its obligations under Section 3 hereof) which, in the case of this clause (G) only, is not cured within fifteen (15) days after written notice is received from Executive.

(ix)           “Permitted Holders” shall have the meaning set forth in the Exit Facility (as defined in the Plan) as in effect on the effective date of the Plan.

(x)            “Subsidiary” of the Company shall mean: any corporation of which the Company owns, directly or indirectly, more than fifty percent (50%) of the voting stock.

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(e)           Board of Directors.  Promptly following the date that Executive is no longer employed by the Company as Chief Executive Officer, Executive will, if applicable, resign as a director of the Company and any applicable Subsidiary of the Company.

5.             Confidentiality of Trade Secrets and Business Information.  Executive agrees that Executive shall not, at any time during Executive’s employment with the Company or thereafter, disclose or use any trade secret, proprietary or confidential information of the Company or any Subsidiary of the Company (collectively, “Confidential Information”), obtained by him during the course of such employment, except for (i) disclosures and uses required in the course of such employment or with the written permission of the Company, (ii) disclosures with respect to any litigation, arbitration or mediation involving this Agreement, including but not limited to, the enforcement of Executive’s rights under this Agreement, or (iii) as may be required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction to order such disclosure; provided that, if, in any circumstance described in clause (iii), Executive receives notice that any third party shall seek to compel him by process of law to disclose any Confidential Information, Executive shall promptly notify the Company and provide reasonable cooperation to the Company (at the Company’s sole expense) in seeking a protective order against such disclosure. Notwithstanding the foregoing, “Confidential Information” shall not include information that is or becomes publicly known outside the Company or any of its subsidiaries other than due to a breach of Executive’s obligations under this paragraph.

6.             Return of Information.  Executive agrees that at the time of any termination of Executive’s employment with the Company or expiration of the Term, whether at the instance of Executive or the Company, and regardless of the reasons therefore, Executive shall deliver to the Company (at the Company’s expense), any and all notes, files, memoranda, papers and, in general, any and all physical (including electronic) matter containing Confidential Information (other than as he properly is retaining in connection with an action or other proceeding as noted in clause (ii) or (iii) of Section 5) which are in Executive’s possession, except as otherwise consented in writing by the Company at the time of such termination.  The foregoing shall not prevent Executive from retaining copies of personal diaries, personal notes, personal address books, personal calendars, and any other personal information (including, without limitation, information relating to Executive’s compensation), but only to the extent such copies do not contain any Confidential Information other than that which relates directly to Executive, including his compensation.

7.             Noncompetition and Noninterference.

(a)           General.  Subject to Section 7(c), in consideration for the compensation payable to Executive under this Agreement, Executive agrees that Executive shall not, during Executive’s employment with the Company other than in carrying out his duties hereunder and for a period of one (1) year after any termination of employment (i) render services to a Competitor, regardless of the nature thereof, (ii) engage in any activity which is in direct conflict with or materially adverse to the interests of the Company or any Subsidiary, (iii) directly or indirectly recruit, solicit or induce, any employee, consultant or independent contractor of the Company or any Subsidiary, to terminate, alter or modify such person’s employment or other relationship with the Company or any Subsidiary, nor (iv)

8

directly or indirectly solicit any then current customer or business partner of the Company or any Subsidiary to terminate, alter or modify its relationship with the Company or the Subsidiary or to interfere with the Company’s or any Subsidiary’s relationships with any of its customers or business partners on behalf of any enterprise that is a competitor with the Company or a Subsidiary.

(b)           Definition.  For purposes of this Agreement, “Competitor” shall mean any business or enterprise in the theme park business.  Notwithstanding the foregoing, Executive’s provision of services to an Affiliate or unit of a Competitor that is not directly engaged in the theme park business, or service in an executive corporate capacity of an entity that has a theme park division, such as The Walt Disney Company or General Electric, shall not be a violation of the restrictions of this Section 7.  Nothing contained herein shall prevent Executive from acquiring, solely as an investment, any publicly-traded securities of any person so long as he remains a passive investor in such person and does not own more than one percent (1%) of the outstanding securities thereof.

(c)           Expiration of Term.  If Executive’s employment with the Company ceases following expiration of the Term, the provisions of Section 7(a) shall remain in effect; provided that clauses (i) and (ii) of Section 7(a) shall apply for a period of six (6) months, rather than twelve (12) months, following the expiration of the Term.  If Executive remains employed by the Company at the expiration of the Term, (i) the Company will pay Executive, within ten (10) business days, a lump sum cash amount equal to (1) eighteen (18) months’ of Executive’s Base Salary plus (2) an amount equal to the annual bonus of the Executive for the immediately prior fiscal year of the Company, and (ii) all options and shares of restricted stock previously granted to Executive shall fully vest and all such outstanding options shall remain exercisable for their originally scheduled respective terms (other than incentive stock options granted to Executive prior to the date hereof that do not provide for such continued exercisability in accordance with their terms).

8.             Enforcement.  Executive acknowledges and agrees that:  (i) the purpose of the covenants set forth in Sections 5 through 7 above (the “Restrictive Covenants”) is to protect the goodwill, trade secrets and other confidential information of the Company; (ii) because of the nature of the business in which the Company is engaged and because of the nature of the Confidential Information to which Executive has access, it would be impractical and excessively difficult to determine the actual damages of the Company in the event Executive breached any such covenants; and (iii) remedies at law (such as monetary damages) for any breach of Executive’s obligations under the Restrictive Covenants would be inadequate.  Executive therefore agrees and consents that if Executive commits any breach of a Restrictive Covenant, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage.  If any portion of the Restrictive Covenants is hereafter determined to be invalid or unenforceable in any respect, such determination shall not affect the remainder thereof, which shall be given the maximum effect possible and shall be fully enforced, without regard to the invalid portions.  In particular, without limiting the generality of the foregoing, if the covenants set forth in Section 7 are found by a court or an arbitrator to be unreasonable, Executive and the Company agree that the maximum period, scope or geographical area that is found to be

9

reasonable shall be substituted for the stated period, scope or area, and that the court or arbitrator shall revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.  If any of the Restrictive Covenants are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company’s right to enforce any such covenant in any other jurisdiction.

9.             Indemnification.

(a)           The Company agrees that if Executive is made a party to, is threatened to be made a party to, receives any legal process in, or receives any discovery request or request for information in connection with, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he was a director, officer, employee, consultant or agent of the Company, or was serving at the request of, or on behalf of, the Company as a director, officer, member, employee, consultant or agent of another corporation, limited liability corporation, partnership, joint venture, trust or other entity, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Executive’s alleged action in an official capacity while serving as a director, officer, member, employee, consultant or agent of the Company or other entity, Executive shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company’s certificate of incorporation or by-laws or, if greater, by applicable law, against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys’ fees reasonably incurred, judgments, fines, taxes or penalties and amounts paid or to be paid in settlement and any reasonable cost and fees incurred in enforcing his rights to indemnification or contribution) incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even though he has ceased to be a director, officer, member, employee, consultant or agent of the Company or other entity and shall inure to the benefit of Executive’s heirs, executors and administrators.  The Company shall reimburse Executive for all costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by him in connection with any Proceeding within twenty (20) business days after receipt by the Company of a written request for such reimbursement and appropriate documentation associated with these expenses.  Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses; provided that the amount of such obligation to repay shall be limited to the after-tax amount of any such advance except to the extent Executive is able to offset such taxes incurred on the advance by the tax benefit, if any, attributable to a deduction for repayment.

(b)           Neither the failure of the Company (including its board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Executive under Section 9(a) above that indemnification of Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board, independent legal counsel or stockholders) that Executive has not met such applicable standard of conduct, shall create a presumption or inference that Executive has not met the applicable standard of conduct.

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(c)                                  The Company agrees to continue and maintain a directors’ and officers’ liability insurance policy covering Executive at a level, and on terms and conditions, no less favorable to him than the coverage the Company provides other similarly-situated executives until such time as suits against Executive are no longer permitted by law.

(d)                                 Nothing in this Section 9 shall be construed as reducing or waiving any right to indemnification, or advancement of expenses, Executive would otherwise have under the Company’s certificate of incorporation or by-laws or under applicable law.

(e)                                  In addition, the Company agrees to indemnify Executive against any and all losses, liabilities, damages, expenses (including attorneys’ fees), judgments, fines and amounts incurred by Executive in connection with any claim, action, suit or proceeding arising as a result of Executive’s alleged or actual violation of any existing contractual or other restrictions on Executive’s employment or business activities if such violation occurs as a result of Executive’s entering into this Agreement or his rendering, or having rendered, services to the Company or to any Subsidiary.

10.                                 Arbitration.  In the event that any dispute arises between the Company and Executive regarding or relating to this Agreement and/or any aspect of Executive’s employment relationship with the Company, the parties consent to resolve such dispute through mandatory arbitration under the Commercial Rules of the American Arbitration Association (“AAA”), before a single arbitrator in New York, New York.  The parties hereby consent to the entry of judgment upon award rendered by the arbitrator in any court of competent jurisdiction.  Notwithstanding the foregoing, however, should adequate grounds exist for seeking immediate injunctive or immediate equitable relief, any party may seek and obtain such relief.  The parties hereby consent to the exclusive jurisdiction of the state and Federal courts of or in the State of New York for purposes of seeking such injunctive or equitable relief as set forth above.  All out-of-pocket costs and expenses reasonably incurred by Executive in connection with such arbitration (including attorneys’ fees) shall be paid by the Company unless the arbitrator determines that Executive shall have brought a claim in bad faith or without any reasonable basis.

11.                                 Mutual Representations.

(a)                                  Executive acknowledges that before signing this Agreement, Executive was given the opportunity to read it, evaluate it and discuss it with Executive’s personal advisors.  Executive further acknowledges that the Company has not provided Executive with any legal advice regarding this Agreement.

(b)                                 Executive represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) shall not constitute a default under, or conflict with, any agreement or other instrument to which he is a party or by which he is bound and (ii) as to his execution and delivery of this Agreement do not require the consent of any other person.

(c)                                  The Company represents and warrants to Executive that (i) the execution, delivery and performance of this Agreement by the Company has been fully and

11

validly authorized by all necessary corporate action, (ii) the person signing this Agreement on behalf of the Company is duly authorized to do so, (iii) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which the Company is a party or by which it is bound and (iv) upon execution and delivery of this Agreement by the parties, it shall be a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(d)                                 Each party hereto represents and warrants to the other that this Agreement constitutes the valid and binding obligations of such party enforceable against such party in accordance with its terms.

12.                                 Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered (i) personally, (ii) by registered or certified mail, postage prepaid with return receipt requested, (iii) by facsimile with evidence of completed transmission, or (iv) delivered by overnight courier to the party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:

If to the Company:

Six Flags, Inc.
1540 Broadway; 15th Floor
New York, New York 10036

Attention: James M. Coughlin, Esq.

Fax: (212) 354-3089

If to Executive:

Mark Shapiro
c/o Six Flags, Inc.
1540 Broadway; 15th Floor
New York, New York 10036

13.                                 Assignment and Successors.  This Agreement is personal in its nature and none of the parties hereto shall, without the consent of the others, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder, and such transferee or successor shall be required to assume such obligations by contract (unless such assumption occurs by operation of law).  Anything herein to the contrary notwithstanding, Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder

12

following Executive’s death or judicially determined incompetence by giving the Company written notice thereof.  In the event of Executive’s death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

14.                                 Governing Law; Amendment.  This Agreement shall be governed by and construed in accordance with the laws of New York, without reference to principles of conflict of laws.  This Agreement may not be amended or modified except by a written agreement executed by Executive and the Company or their respective successors and legal representatives.

15.                                 Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.  If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

16.                                 Tax Withholding.  Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

17.                                 No Waiver.  Executive’s or the Company’s failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.  Any provision of this Agreement may be waived by the parties hereto; provided that any waiver by any person of any provision of this Agreement shall be effective only if in writing and signed by each party and such waiver must specifically refer to this Agreement and to the terms or provisions being modified or waived.

18.                                 No Mitigation.  In no event shall Executive be obligated to seek other employment or take other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and such amounts shall not be subject to offset or otherwise reduced whether or not Executive obtains other employment.  The Company’s obligation to make any payment pursuant to, and otherwise to perform its obligations under, this Agreement shall not be affected by any offset, counterclaim or other right that the Company may have against Executive for any reason.

19.                                 Section 409A.  This Agreement is intended to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) with respect to amounts, if any, subject thereto and shall be interpreted and construed and shall be performed by the parties consistent with such intent.  To the extent Executive would otherwise be entitled to any payment under this Agreement, or any plan or arrangement of the Company or its Affiliates, that constitutes a “deferral of compensation” subject to Section 409A and that if paid during the six (6) months beginning on the Date of Termination of Executive’s employment would be subject to the Section 409A additional tax because Executive is a “specified employee” (within the meaning of Section 409A and as determined by the Company), the payment will be paid to Executive on the earlier of the six (6) month anniversary of his Date of Termination or death.  To

13

the extent Executive would otherwise be entitled to any benefit (other than a payment) during the six (6) months beginning on termination of Executive’s employment that would be subject to the Section 409A additional tax, the benefit will be delayed and will begin being provided on the earlier of the first day following the six (6) month anniversary of Executive’s Date of Termination or death.  Any payment or benefit due upon a termination of employment that represents a “deferral of compensation” within the meaning of Section 409A shall be paid or provided only upon a “separation from service” as defined in Treas. Reg. § 1.409A-1(h).  Each payment made under this Agreement shall be deemed to be a separate payment for purposes of Section 409A.  Amounts payable under this Agreement shall be deemed not to be a “deferral of compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation §§ 1.409A-1(b)(4) (“short-term deferrals”) and (b)(9) (“separation pay plans,” including the exception under subparagraph (iii)) and other applicable provisions of Treasury Regulation § 1.409A-1 through A-6.  Notwithstanding anything to the contrary in this Agreement or elsewhere, any payment or benefit under this Agreement or otherwise that is exempt from Section 409A pursuant to Treasury Regulation § 1.409A-1(b)(9)(v)(A) or (C) (relating to certain reimbursements and in-kind benefits) shall be paid or provided only to the extent that the expenses are not incurred, or the benefits are not provided, beyond the last day of the second calendar year following the calendar year in which Executive’s “separation from service” occurs; and provided further that such expenses are reimbursed no later than the last day of the third calendar year following the calendar year in which Executive’s “separation from service” occurs.  To the extent any expense reimbursement (including without limitation any reimbursement of interest or penalties related to taxes) or the provision of any in-kind benefit is determined to be subject to Section 409A (and not exempt pursuant to the prior sentence or otherwise), the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other calendar year (except for any life-time or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which Executive incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.

20.                                 Headings.  The Section headings contained in this Agreement are for convenience only and in no manner shall be construed as part of this Agreement.

21.                                 Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede all prior agreements, whether written or oral, with respect thereto, including the Existing Employment Agreement (except with regard to outstanding equity awards granted in accordance therewith).  In the event of any inconsistency between the terms of this Agreement and the terms of any other Company plan, policy, equity grant, arrangement or agreement with Executive, the provisions most favorable to Executive shall govern.

22.                                 Duration of Terms.  The respective rights and obligations of the parties hereunder shall survive any termination of Executive’s employment to the extent necessary to give effect to such rights and obligations.

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23.                                 Effectiveness.  This Agreement, as amended and modified herein, shall become effective upon the entry of an order of the United States Bankruptcy Court for the District of Delaware, pursuant to 11 U.S.C. § 365, authorizing the assumption hereof, which order is contemplated to be part of an order confirming the Plan, pursuant to 11 U.S.C. § 1129.  Until such time as an order authorizing such assumption is entered, the Existing Employment Agreement shall remain in full force and effect.

24.                                 Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15

IN WITNESS WHEREOF, Executive and the Company have caused this Agreement to be executed as of the date first above written.

SIX FLAGS, INC.

By:
Name:
Title:

SIX FLAGS OPERATIONS INC.

By:
Name:
Title:

SIX FLAGS THEME PARKS INC.

By:
Name:
Title:

Mark Shapiro

EXHIBIT A

Annual Bonus Parameters

Definitions:

“Performance Parameters” shall mean the following, as determined annually by the Board:

(a) Budgeted Adjusted EBITDA:  Total budgeted Adjusted EBITDA (as defined in the Company’s earnings releases).

(b) Budgeted Free Cash Flow:  Total Budgeted Free Cash Flow (as defined in the Company’s earnings releases).

(c) Budgeted Attendance:  Total budgeted attendance.

(d) Budgeted In-Park Net Revenue Per Capita:  Total budgeted in-park net revenue per capita.

(e) Budgeted Sponsorship/Licensing Revenue:  Total budgeted sponsorship/licensing revenue.

Rules for Calculation of Annual Bonus:

Any annual bonus payable under Section 3(b) of this Agreement, shall be determined annually by the compensation committee of the Board (the “Committee”) in accordance with the rules below.  All determinations by the Committee shall be final and binding on Executive.  All Adjusted EBITDA and other bonus targets shall be determined by reference to the Company’s Budget for each year as approved by the Board.  The Committee shall work with the Executive to determine appropriate bonus targets for any items that are not specifically contained in the Company’s Budget each year.

1. Subject to the other rules, the Performance Parameters shall be weighted as follows in determining the amount of the annual bonus:  Budgeted Adjusted EBITDA:  50% and 12.5% for each of the remaining Performance Parameters.

2. No annual bonus whatsoever shall be payable in respect of a given fiscal year if actual Adjusted EBITDA for such year is less than 90% of Budgeted Adjusted EBITDA.

3. If actual results for a given Performance Parameter are less than 90% of the Performance Parameter, no amount shall be payable in respect of such Performance Parameter.

4. If actual Adjusted EBITDA for a given fiscal year equals or exceeds 90% of Budgeted Adjusted EBITDA, and the results for any given Performance Parameter (including Budgeted Adjusted EBITDA) equals or exceeds 90% of the Performance Parameter, then the amount payable in respect of such parameter shall be determined by multiplying the product of the Target Bonus and the weight ascribed to the Performance Parameter in Rule 1 above by the appropriate multiplier below:

Multiplier	Performance Level

0.5	Actual Performance equals 90% of the Performance Parameter (including Budgeted Adjusted EBITDA)

0.75	Actual Performance equals 95% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.0	Actual Performance equals 100% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.5	Actual Performance equals 105% of the Performance Parameter (including Budgeted Adjusted EBITDA)

2.0	Actual Performance equals or exceeds 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

Determined by interpolation between 0.5 and 2.0	Actual Performance exceeds 90% but is below 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

5. If actual EBITDA for a given fiscal year is or exceeds 110% of Budgeted EBITDA, then Executive shall receive the Maximum Bonus notwithstanding the results of the other Performance Parameters.

6. Notwithstanding anything to the contrary above, Executive shall not receive an annual bonus greater than the Maximum Bonus.

7. If Executive’s employment with the Company ceases upon expiration of the Term, Executive shall be entitled to a lump sum payment, within ten (10) business days, equal to the Target Bonus for Executive for the year of termination pro-rated based on the number of days from the beginning of the year through the Date of Termination divided by the total number of days in the year of termination.

Exhibit C

Form of Amendments to Employment Agreements

Amendment No. 1

to

Employment Agreement

The Amendment No. 1, dated as of April 1, 2010 (“Amendment”), to the Employment Agreement, dated as of April 1, 2009 (the “Agreement”) by and among Six Flags, Inc., Six Flags Operations Inc. and Six Flags Theme Parks Inc. and Jeffrey Speed.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

W I T N E S S E T H:

WHEREAS, Executive is currently employed by SF pursuant to the Agreement;

WHEREAS, the Company and Executive desire to modify the terms and conditions of Executive’s continued employment by entering into this Amendment; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, it is hereby agreed as follows:

1.                                       Section 3(d) of the Agreement is hereby amended in its entirety to read as follows:

“(d) Equity Awards.  Promptly following a Triggering Event, SF shall issue to Executive under the Long Term Incentive Plan (as described in the Company’s Modified Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as it may be further amended, filed on April 1, 2010 in the United States Bankruptcy Court for the District of Delaware (the “Plan”)) restricted shares of SF Common Stock and options to purchase shares of common stock in an amount and with such vesting and other terms as mutually agreed to by the Chief Executive Officer and the Board.”

2.                                       Section 4(c)(v) is hereby amended to by adding the following proviso at the end thereof:

“; provided, however, that any such occurrence resulting directly from the consummation of the transactions contemplated by the Plan shall not be deemed to constitute ‘Good Reason’.”

3.                                       Exhibit A to the Agreement is hereby amended in its entirety to read as provided in Exhibit A to this Amendment.

4.                                       This Amendment shall become effective upon the entry of an order of the United States Bankruptcy Court for the District of Delaware, pursuant to 11 U.S.C. § 365, authorizing the assumption hereof, which order is contemplated to be part of an order confirming the Plan, pursuant to 11 U.S.C. § 1129.  Until such time as an order authorizing such assumption is entered, the Agreement shall remain in full force and effect.

5.                                       Except as set forth in this Amendment, the Agreement remains in full force and effect.

(Signature page follows)

Jeffrey Speed

SIX FLAGS, INC.
SIX FLAGS OPERATIONS INC.
SIX FLAGS THEME PARKS INC.

By:
Name:
Title:

EXHIBIT A

Annual Bonus Parameters

Definitions:

“Performance Parameters” shall mean the following, as determined annually by the Board:

(a) Budgeted Adjusted EBITDA:  Total budgeted Adjusted EBITDA (as defined in the Company’s earnings releases).

(b) Budgeted Free Cash Flow:  Total Budgeted Free Cash Flow (as defined in the Company’s earnings releases).

(c) Budgeted Attendance:  Total budgeted attendance.

(d) Budgeted In-Park Net Revenue Per Capita:  Total budgeted in-park net revenue per capita.

(e) Budgeted Sponsorship/Licensing Revenue:  Total budgeted sponsorship/licensing revenue.

Rules for Calculation of Annual Bonus:

Any annual bonus payable under Section 3(b) of this Agreement, shall be determined annually by the compensation committee of the Board (the “Committee”) in accordance with the rules below.  All determinations by the Committee shall be final and binding on Executive.  All Adjusted EBITDA and other bonus targets shall be determined by reference to the Company’s Budget for each year as approved by the Board.  The Committee shall work with the Chief Executive Officer to determine appropriate bonus targets for any items that are not specifically contained in the Company’s Budget each year.

1. Subject to the other rules, the Performance Parameters shall be weighted as follows in determining the amount of the annual bonus:  Budgeted Adjusted EBITDA:  50% and 12.5% for each of the remaining Performance Parameters.

2. No annual bonus whatsoever shall be payable in respect of a given fiscal year if actual Adjusted EBITDA for such year is less than 90% of Budgeted Adjusted EBITDA.

3. If actual results for a given Performance Parameter are less than 90% of the Performance Parameter, no amount shall be payable in respect of such Performance Parameter.

4. If actual Adjusted EBITDA for a given fiscal year equals or exceeds 90% of Budgeted Adjusted EBITDA, and the results for any given Performance Parameter (including Budgeted Adjusted EBITDA) equals or exceeds 90% of the Performance Parameter, then the amount payable in respect of such parameter shall be determined by multiplying the product of the Target Bonus and the weight ascribed to the Performance Parameter in Rule 1 above by the appropriate multiplier below:

Multiplier	Performance Level

0.5	Actual Performance equals 90% of the Performance Parameter (including Budgeted

Adjusted EBITDA)

0.75	Actual Performance equals 95% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.0	Actual Performance equals 100% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.5	Actual Performance equals 105% of the Performance Parameter (including Budgeted Adjusted EBITDA)

2.0	Actual Performance equals or exceeds 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

Determined by interpolation between 0.5 and 2.0	Actual Performance exceeds 90% but is below 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

5. If Executive’s employment with the Company ceases upon expiration of the Term, Executive shall be entitled to a lump sum payment, within ten (10) business days, equal to the Target Bonus for Executive for the year of termination pro-rated based on the number of days from the beginning of the year through the Date of Termination divided by the total number of days in the year of termination.

Amendment No. 1

to

Employment Agreement

The Amendment No. 1, dated as of April 1, 2010 (“Amendment”), to the Employment Agreement, dated as of April 1, 2009 (the “Agreement”) by and among Six Flags, Inc., Six Flags Operations Inc. and Six Flags Theme Parks Inc. and Michael Antinoro.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

W I T N E S S E T H:

WHEREAS, Executive is currently employed by SF pursuant to the Agreement;

WHEREAS, the Company and Executive desire to modify the terms and conditions of Executive’s continued employment by entering into this Amendment; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, it is hereby agreed as follows:

1.                                       Section 3(d) of the Agreement is hereby amended in its entirety to read as follows:

“(d) Equity Awards.  Promptly following a Triggering Event, SF shall issue to Executive under the Long Term Incentive Plan (as described in the Company’s Modified Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as it may be further amended, filed on April 1, 2010 in the United States Bankruptcy Court for the District of Delaware (the “Plan”)) restricted shares of SF Common Stock and options to purchase shares of common stock in an amount and with such vesting and other terms as mutually agreed to by the Chief Executive Officer and the Board.”

2.                                       Section 4(c)(iv) is hereby amended to by adding the following proviso at the end thereof:

“; provided, however, that any such occurrence resulting directly from the consummation of the transactions contemplated by the Plan shall not be deemed to constitute ‘Good Reason’.”

3.                                       Exhibit A to the Agreement is hereby amended in its entirety to read as provided in Exhibit A to this Amendment.

4.                                       This Amendment shall become effective upon the entry of an order of the United States Bankruptcy Court for the District of Delaware, pursuant to 11 U.S.C. § 365, authorizing the assumption hereof, which order is contemplated to be part of an order confirming the Plan, pursuant to 11 U.S.C. § 1129.  Until such time as an order authorizing such assumption is entered, the Agreement shall remain in full force and effect.

5.                                       Except as set forth in this Amendment, the Agreement remains in full force and effect.

(Signature page follows)

Michael Antinoro

SIX FLAGS, INC.
SIX FLAGS OPERATIONS INC.
SIX FLAGS THEME PARKS INC.

By:
Name:
Title:

EXHIBIT A

Annual Bonus Parameters

Definitions:

“Performance Parameters” shall mean the following, as determined annually by the Board:

(a) Budgeted Adjusted EBITDA:  Total budgeted Adjusted EBITDA (as defined in the Company’s earnings releases).

(b) Budgeted Free Cash Flow:  Total Budgeted Free Cash Flow (as defined in the Company’s earnings releases).

(c) Budgeted Attendance:  Total budgeted attendance.

(d) Budgeted In-Park Net Revenue Per Capita:  Total budgeted in-park net revenue per capita.

(e) Budgeted Sponsorship/Licensing Revenue:  Total budgeted sponsorship/licensing revenue.

Rules for Calculation of Annual Bonus:

Any annual bonus payable under Section 3(b) of this Agreement, shall be determined annually by the compensation committee of the Board (the “Committee”) in accordance with the rules below.  All determinations by the Committee shall be final and binding on Executive.  All Adjusted EBITDA and other bonus targets shall be determined by reference to the Company’s Budget for each year as approved by the Board.  The Committee shall work with the Chief Executive Officer to determine appropriate bonus targets for any items that are not specifically contained in the Company’s Budget each year.

1. Subject to the other rules, the Performance Parameters shall be weighted as follows in determining the amount of the annual bonus:  Budgeted Adjusted EBITDA:  50% and 12.5% for each of the remaining Performance Parameters.

2. No annual bonus whatsoever shall be payable in respect of a given fiscal year if actual Adjusted EBITDA for such year is less than 90% of Budgeted Adjusted EBITDA.

3. If actual results for a given Performance Parameter are less than 90% of the Performance Parameter, no amount shall be payable in respect of such Performance Parameter.

4. If actual Adjusted EBITDA for a given fiscal year equals or exceeds 90% of Budgeted Adjusted EBITDA, and the results for any given Performance Parameter (including Budgeted Adjusted EBITDA) equals or exceeds 90% of the Performance Parameter, then the amount payable in respect of such parameter shall be determined by multiplying the product of the Target Bonus and the weight ascribed to the Performance Parameter in Rule 1 above by the appropriate multiplier below:

Multiplier	Performance Level

0.5	Actual Performance equals 90% of the Performance Parameter (including Budgeted Adjusted EBITDA)

0.75	Actual Performance equals 95% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.0	Actual Performance equals 100% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.5	Actual Performance equals 105% of the Performance Parameter (including Budgeted Adjusted EBITDA)

2.0	Actual Performance equals or exceeds 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

Determined by interpolation between 0.5 and 2.0	Actual Performance exceeds 90% but is below 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

5. If Executive’s employment with the Company ceases upon expiration of the Term, Executive shall be entitled to a lump sum payment, within ten (10) business days, equal to the Target Bonus for Executive for the year of termination pro-rated based on the number of days from the beginning of the year through the Date of Termination divided by the total number of days in the year of termination.

Amendment No. 1

to

Employment Agreement

The Amendment No. 1, dated as of April 1, 2010 (“Amendment”), to the Employment Agreement, dated as of April 1, 2009 (the “Agreement”) by and among Six Flags, Inc., Six Flags Operations Inc. and Six Flags Theme Parks Inc. and Louis Koskovolis.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

W I T N E S S E T H:

WHEREAS, Executive is currently employed by SF pursuant to the Agreement;

WHEREAS, the Company and Executive desire to modify the terms and conditions of Executive’s continued employment by entering into this Amendment; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, it is hereby agreed as follows:

1.                                       Section 3(d) of the Agreement is hereby amended in its entirety to read as follows:

“(d) Equity Awards.  Promptly following a Triggering Event, SF shall issue to Executive under the Long Term Incentive Plan (as described in the Company’s Modified Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as it may be further amended, filed on April 1, 2010 in the United States Bankruptcy Court for the District of Delaware (the “Plan”)) restricted shares of SF Common Stock and options to purchase shares of common stock in an amount and with such vesting and other terms as mutually agreed to by the Chief Executive Officer and the Board.”

2.                                       Section 4(c)(iv) is hereby amended to by adding the following proviso at the end thereof:

“; provided, however, that any such occurrence resulting directly from the consummation of the transactions contemplated by the Plan shall not be deemed to constitute ‘Good Reason’.”

3.                                       Exhibit A to the Agreement is hereby amended in its entirety to read as provided in Exhibit A to this Amendment.

4.                                       This Amendment shall become effective upon the entry of an order of the United States Bankruptcy Court for the District of Delaware, pursuant to 11 U.S.C. § 365, authorizing the assumption hereof, which order is contemplated to be part of an order confirming the Plan, pursuant to 11 U.S.C. § 1129.  Until such time as an order authorizing such assumption is entered, the Agreement shall remain in full force and effect.

5.                                       Except as set forth in this Amendment, the Agreement remains in full force and effect.

(Signature page follows)

Louis Koskovolis

SIX FLAGS, INC.
SIX FLAGS OPERATIONS INC.
SIX FLAGS THEME PARKS INC.

By:
Name:
Title:

EXHIBIT A

Annual Bonus Parameters

Definitions:

“Performance Parameters” shall mean the following, as determined annually by the Board:

(a) Budgeted Adjusted EBITDA:  Total budgeted Adjusted EBITDA (as defined in the Company’s earnings releases).

(b) Budgeted Free Cash Flow:  Total Budgeted Free Cash Flow (as defined in the Company’s earnings releases).

(c) Budgeted Attendance:  Total budgeted attendance.

(d) Budgeted In-Park Net Revenue Per Capita:  Total budgeted in-park net revenue per capita.

(e) Budgeted Sponsorship Revenue:  Total budgeted sponsorship revenue.

Rules for Calculation of Annual Bonus:

Any annual bonus payable under Section 3(b) of this Agreement, shall be determined annually by the compensation committee of the Board (the “Committee”) in accordance with the rules below.  All determinations by the Committee shall be final and binding on Executive.  All Adjusted EBITDA and other bonus targets shall be determined by reference to the Company’s Budget for each year as approved by the Board.  The Committee shall work with the Chief Executive Officer to determine appropriate bonus targets for any items that are not specifically contained in the Company’s Budget each year.

1. Subject to the other rules, the Performance Parameters shall be weighted as follows in determining the amount of the annual bonus:  Budgeted Sponsorship Revenue:  50% and 12.5% for each of the remaining Performance Parameters.

2. No annual bonus whatsoever shall be payable in respect of a given fiscal year if actual Adjusted EBITDA for such year is less than 90% of Budgeted Adjusted EBITDA, provided that if actual Sponsorship Revenue equals or exceeds 100% of Budgeted Sponsorship Revenue for the fiscal year, Executive shall be entitled to receive 50% of the Target Bonus.

3. If actual results for a given Performance Parameter are less than 90% of the Performance Parameter, no amount shall be payable in respect of such Performance Parameter.

4. If actual Adjusted EBITDA for a given fiscal year equals or exceeds 90% of Budgeted Adjusted EBITDA, and the results for any given Performance Parameter (including Budgeted Adjusted EBITDA) equals or exceeds 90% of the Performance Parameter, then the amount payable in respect of such parameter shall be determined by multiplying the product of the Target Bonus and the weight ascribed to the Performance Parameter in Rule 1 above by the appropriate multiplier below:

Multiplier	Performance Level

0.5	Actual Performance equals 90% of the Performance Parameter (including Budgeted Adjusted EBITDA)

0.75	Actual Performance equals 95% of the

Performance Parameter (including Budgeted Adjusted EBITDA)

1.0	Actual Performance equals 100% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.5	Actual Performance equals 105% of the Performance Parameter (including Budgeted Adjusted EBITDA)

2.0	Actual Performance equals or exceeds 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

Determined by interpolation between 0.5 and 2.0	Actual Performance exceeds 90% but is below 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

5. If Executive’s employment with the Company ceases upon expiration of the Term, Executive shall be entitled to a lump sum payment, within ten (10) business days, equal to the Target Bonus for Executive for the year of termination pro-rated based on the number of days from the beginning of the year through the Date of Termination divided by the total number of days in the year of termination.

Amendment No. 1

to

Employment Agreement

The Amendment No. 1, dated as of April 1, 2010 (“Amendment”), to the Employment Agreement, dated as of April 1, 2009 (the “Agreement”) by and among Six Flags, Inc., Six Flags Operations Inc. and Six Flags Theme Parks Inc. and Mark Quenzel.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

W I T N E S S E T H:

WHEREAS, Executive is currently employed by SF pursuant to the Agreement;

WHEREAS, the Company and Executive desire to modify the terms and conditions of Executive’s continued employment by entering into this Amendment; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, it is hereby agreed as follows:

1.                                       Section 3(d) of the Agreement is hereby amended in its entirety to read as follows:

“(d) Equity Awards.  Promptly following a Triggering Event, SF shall issue to Executive under the Long Term Incentive Plan (as described in the Company’s Modified Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as it may be further amended, filed on April 1, 2010 in the United States Bankruptcy Court for the District of Delaware (the “Plan”)) restricted shares of SF Common Stock and options to purchase shares of common stock in an amount and with such vesting and other terms as mutually agreed to by the Chief Executive Officer and the Board.”

2.                                       Section 4(c)(iv) is hereby amended to by adding the following proviso at the end thereof:

“; provided, however, that any such occurrence resulting directly from the consummation of the transactions contemplated by the Plan shall not be deemed to constitute ‘Good Reason’.”

3.                                       Exhibit A to the Agreement is hereby amended in its entirety to read as provided in Exhibit A to this Amendment.

4.                                       This Amendment shall become effective upon the entry of an order of the United States Bankruptcy Court for the District of Delaware, pursuant to 11 U.S.C. § 365, authorizing the assumption hereof, which order is contemplated to be part of an order confirming the Plan, pursuant to 11 U.S.C. § 1129.  Until such time as an order authorizing such assumption is entered, the Agreement shall remain in full force and effect.

5.                                       Except as set forth in this Amendment, the Agreement remains in full force and effect.

(Signature page follows)

Mark Quenzel

SIX FLAGS, INC.
SIX FLAGS OPERATIONS INC.
SIX FLAGS THEME PARKS INC.

By:
Name:
Title:

EXHIBIT A

Annual Bonus Parameters

Definitions:

“Performance Parameters” shall mean the following, as determined annually by the Board:

(a) Budgeted Adjusted EBITDA:  Total budgeted Adjusted EBITDA (as defined in the Company’s earnings releases).

(b) Budgeted Free Cash Flow:  Total Budgeted Free Cash Flow (as defined in the Company’s earnings releases).

(c) Budgeted Attendance:  Total budgeted attendance.

(d) Budgeted In-Park Net Revenue Per Capita:  Total budgeted in-park net revenue per capita.

(e) Budgeted Sponsorship/Licensing Revenue:  Total budgeted sponsorship/licensing revenue.

Rules for Calculation of Annual Bonus:

Any annual bonus payable under Section 3(b) of this Agreement, shall be determined annually by the compensation committee of the Board (the “Committee”) in accordance with the rules below.  All determinations by the Committee shall be final and binding on Executive.  All Adjusted EBITDA and other bonus targets shall be determined by reference to the Company’s Budget for each year as approved by the Board.  The Committee shall work with the Chief Executive Officer to determine appropriate bonus targets for any items that are not specifically contained in the Company’s Budget each year.

1. Subject to the other rules, the Performance Parameters shall be weighted as follows in determining the amount of the annual bonus:  Budgeted Adjusted EBITDA:  50% and 12.5% for each of the remaining Performance Parameters.

2. No annual bonus whatsoever shall be payable in respect of a given fiscal year if actual Adjusted EBITDA for such year is less than 90% of Budgeted Adjusted EBITDA.

3. If actual results for a given Performance Parameter are less than 90% of the Performance Parameter, no amount shall be payable in respect of such Performance Parameter.

4. If actual Adjusted EBITDA for a given fiscal year equals or exceeds 90% of Budgeted Adjusted EBITDA, and the results for any given Performance Parameter (including Budgeted Adjusted EBITDA) equals or exceeds 90% of the Performance Parameter, then the amount payable in respect of such parameter shall be determined by multiplying the product of the Target Bonus and the weight ascribed to the Performance Parameter in Rule 1 above by the appropriate multiplier below:

Multiplier	Performance Level

0.5	Actual Performance equals 90% of the Performance Parameter (including Budgeted

Adjusted EBITDA)

0.75	Actual Performance equals 95% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.0	Actual Performance equals 100% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.5	Actual Performance equals 105% of the Performance Parameter (including Budgeted Adjusted EBITDA)

2.0	Actual Performance equals or exceeds 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

Determined by interpolation between 0.5 and 2.0	Actual Performance exceeds 90% but is below 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

5. If Executive’s employment with the Company ceases upon expiration of the Term, Executive shall be entitled to a lump sum payment, within ten (10) business days, equal to the Target Bonus for Executive for the year of termination pro-rated based on the number of days from the beginning of the year through the Date of Termination divided by the total number of days in the year of termination.

Amendment No. 1

to

Employment Agreement

The Amendment No. 1, dated as of April 1, 2010 (“Amendment”), to the Employment Agreement, dated as of April 1, 2009 (the “Agreement”) by and among Six Flags, Inc., Six Flags Operations Inc. and Six Flags Theme Parks Inc. and Andrew Schleimer.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

W I T N E S S E T H:

WHEREAS, Executive is currently employed by SF pursuant to the Agreement;

WHEREAS, the Company and Executive desire to modify the terms and conditions of Executive’s continued employment by entering into this Amendment; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, it is hereby agreed as follows:

1.                                       Section 3(d) of the Agreement is hereby amended in its entirety to read as follows:

“(d) Equity Awards.  Promptly following a Triggering Event, SF shall issue to Executive under the Long Term Incentive Plan (as described in the Company’s Modified Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as it may be further amended, filed on April 1, 2010 in the United States Bankruptcy Court for the District of Delaware (the “Plan”)) restricted shares of SF Common Stock and options to purchase shares of common stock in an amount and with such vesting and other terms as mutually agreed to by the Chief Executive Officer and the Board.”

2.                                       Section 4(c)(iv) is hereby amended to by adding the following proviso at the end thereof:

“; provided, however, that any such occurrence resulting directly from the consummation of the transactions contemplated by the Plan shall not be deemed to constitute ‘Good Reason’.”

3.                                       Exhibit A to the Agreement is hereby amended in its entirety to read as provided in Exhibit A to this Amendment.

4.                                       This Amendment shall become effective upon the entry of an order of the United States Bankruptcy Court for the District of Delaware, pursuant to 11 U.S.C. § 365, authorizing the assumption hereof, which order is contemplated to be part of an order confirming the Plan, pursuant to 11 U.S.C. § 1129.  Until such time as an order authorizing such assumption is entered, the Agreement shall remain in full force and effect.

5.                                       Except as set forth in this Amendment, the Agreement remains in full force and effect.

Andrew Schleimer

SIX FLAGS, INC.
SIX FLAGS OPERATIONS INC.
SIX FLAGS THEME PARKS INC.

By:
Name:
Title:

EXHIBIT A

Annual Bonus Parameters

Definitions:

“Performance Parameters” shall mean the following, as determined annually by the Board:

(a) Budgeted Adjusted EBITDA:  Total budgeted Adjusted EBITDA (as defined in the Company’s earnings releases).

(b) Budgeted Free Cash Flow:  Total Budgeted Free Cash Flow (as defined in the Company’s earnings releases).

(c) Budgeted Attendance:  Total budgeted attendance.

(d) Budgeted In-Park Net Revenue Per Capita:  Total budgeted in-park net revenue per capita.

(e) Budgeted Sponsorship/Licensing Revenue:  Total budgeted sponsorship/licensing revenue.

Rules for Calculation of Annual Bonus:

Any annual bonus payable under Section 3(b) of this Agreement, shall be determined annually by the compensation committee of the Board (the “Committee”) in accordance with the rules below.  All determinations by the Committee shall be final and binding on Executive.  All Adjusted EBITDA and other bonus targets shall be determined by reference to the Company’s Budget for each year as approved by the Board.  The Committee shall work with the Chief Executive Officer to determine appropriate bonus targets for any items that are not specifically contained in the Company’s Budget each year.

1. Subject to the other rules, the Performance Parameters shall be weighted as follows in determining the amount of the annual bonus:  Budgeted Adjusted EBITDA:  50% and 12.5% for each of the remaining Performance Parameters.

2. No annual bonus whatsoever shall be payable in respect of a given fiscal year if actual Adjusted EBITDA for such year is less than 90% of Budgeted Adjusted EBITDA.

3. If actual results for a given Performance Parameter are less than 90% of the Performance Parameter, no amount shall be payable in respect of such Performance Parameter.

4. If actual Adjusted EBITDA for a given fiscal year equals or exceeds 90% of Budgeted Adjusted EBITDA, and the results for any given Performance Parameter (including Budgeted Adjusted EBITDA) equals or exceeds 90% of the Performance Parameter, then the amount payable in respect of such parameter shall be determined by multiplying the product of the Target Bonus and the weight ascribed to the Performance Parameter in Rule 1 above by the appropriate multiplier below:

Multiplier	Performance Level

0.5	Actual Performance equals 90% of the Performance Parameter (including Budgeted

Adjusted EBITDA)

0.75	Actual Performance equals 95% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.0	Actual Performance equals 100% of the Performance Parameter (including Budgeted Adjusted EBITDA)

1.5	Actual Performance equals 105% of the Performance Parameter (including Budgeted Adjusted EBITDA)

2.0	Actual Performance equals or exceeds 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

Determined by interpolation between 0.5 and 2.0	Actual Performance exceeds 90% but is below 110% of the Performance Parameter (including Budgeted Adjusted EBITDA)

5. If Executive’s employment with the Company ceases upon expiration of the Term, Executive shall be entitled to a lump sum payment, within ten (10) business days, equal to the Target Bonus for Executive for the year of termination pro-rated based on the number of days from the beginning of the year through the Date of Termination divided by the total number of days in the year of termination.

Amendment No. 1

to

Employment Agreement

The Amendment No. 1, dated as of April 1, 2010 (“Amendment”), to the Employment Agreement, dated as of April 1, 2009 (the “Agreement”) by and among Six Flags, Inc., Six Flags Operations Inc. and Six Flags Theme Parks Inc. and James Coughlin.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

W I T N E S S E T H:

WHEREAS, Executive is currently employed by SF pursuant to the Agreement;

WHEREAS, the Company and Executive desire to modify the terms and conditions of Executive’s continued employment by entering into this Amendment; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, it is hereby agreed as follows:

1.                                       Section 3(d) of the Agreement is hereby amended in its entirety to read as follows:

“(d) Equity Awards.  Promptly following a Triggering Event, SF shall issue to Executive under the Long Term Incentive Plan (as described in the Company’s Modified Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as it may be further amended, filed on April 1, 2010 in the United States Bankruptcy Court for the District of Delaware (the “Plan”)) restricted shares of SF Common Stock and options to purchase shares of common stock in an amount and with such vesting and other terms as mutually agreed to by the Chief Executive Officer and the Board.”

2.                                       Section 4(c)(iii) is hereby amended to by adding the following proviso at the end thereof:

“; provided, however, that any such occurrence resulting directly from the consummation of the transactions contemplated by the Plan shall not be deemed to constitute ‘Good Reason’.”

3.                                       This Amendment shall become effective upon the entry of an order of the United States Bankruptcy Court for the District of Delaware, pursuant to 11 U.S.C. § 365, authorizing the assumption hereof, which order is contemplated to be part of an order confirming the Plan, pursuant to 11 U.S.C. § 1129.  Until such time as an order authorizing such assumption is entered, the Agreement shall remain in full force and effect.

4.                                       Except as set forth in this Amendment, the Agreement remains in full force and effect.

James Coughlin

SIX FLAGS, INC.
SIX FLAGS OPERATIONS INC.
SIX FLAGS THEME PARKS INC.

By:
Name: